                                                                 Exhibit (17)(m)


ADVANTUS EQUITY FUNDS            [ADVANTUS(TM) CAPITAL MANAGEMENT LOGO]

PROSPECTUS DATED NOVEMBER 29, 2002

AS WITH ALL MUTUAL FUNDS, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR COMPLETE, NOR HAS IT APPROVED THE FUND'S SECURITIES. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE.

ADVANTUS CORNERSTONE FUND, INC.
A LARGE COMPANY VALUE FUND

ADVANTUS ENTERPRISE FUND, INC.
A SMALL COMPANY GROWTH FUND

ADVANTUS HORIZON FUND, INC.
A LARGE COMPANY GROWTH FUND

ADVANTUS INDEX 500 FUND, INC.
A LARGE COMPANY INDEX FUND

ADVANTUS REAL ESTATE SECURITIES FUND, INC.
A REAL ESTATE - RELATED SECURITIES FUND

ADVANTUS VENTURE FUND, INC.
A SMALL COMPANY VALUE FUND

CUT DOWN PAPERWORK, NOT TREES.

ADVANTUS NOW OFFERS E-DELIVERY OF PROSPECTUSES, ANNUAL AND SEMI-ANNUAL REPORTS. TO FIND OUT MORE, CALL ADVANTUS SHAREHOLDER SERVICES AT
(800) 665-6005.

ADVANTUS EQUITY FUNDS

This prospectus provides you with information about the six Advantus equity funds (Fund or Funds). The Funds are all members of the Advantus family of funds (Advantus Funds), a mutual fund complex comprised of eleven different funds. The Advantus Funds other than Advantus Money Market Fund, Inc. are referred to as "Advantus Multiple Class Funds."

TABLE OF CONTENTS

                                                      Page No.
THE FUNDS IN SUMMARY ..............................           3
        Cornerstone Fund ..........................           3
        Enterprise Fund ...........................           7
        Horizon Fund ..............................          12
        Index 500 Fund ............................          17
        Real Estate Securities Fund ...............          21
        Venture Fund ..............................          25

INVESTING IN THE FUNDS ............................          30
        Managing the Funds ........................          30
        Advisory Fees .............................          32
        Investment Objective, Policies and
        Practices .................................          32
          Cornerstone Fund ........................          32
          Enterprise Fund .........................          34
          Horizon Fund ............................          36
          Index 500 Fund ..........................          37
          Real Estate Securities Fund .............          38
          Venture Fund ............................          40
        Defining Risks ............................          42

BUYING AND SELLING SHARES .........................          46
        Choosing a Share Class ....................          46
        Sales and Distribution Charges ............          46
        Reducing Sales Charges ....................          49
        Buying Shares .............................          51
        Selling Shares ............................          52
        Exchanging Shares .........................          54
        Telephone Transactions ....................          54
        Internet Transactions .....................          55
        Account Requirements ......................          55

DISTRIBUTIONS AND TAXES ...........................          56
        Dividends and Capital Gains
        Distributions .............................          56
        Taxes .....................................          56

FINANCIAL HIGHLIGHTS ..............................          58
        Cornerstone Fund ..........................          58
        Enterprise Fund ...........................          61
        Horizon Fund ..............................          64
        Index 500 Fund ............................          67
        Real Estate Securities Fund ...............          70
        Venture Fund ..............................          72

OTHER INFORMATION .................................          75
        Service Providers .........................          75
        Advantus Family of Funds ..................          77
        Additional Information About the Funds ....  Back Cover
        How to Obtain Additional Information ......  Back Cover

                                                                       [GRAPHIC]

                                                            THE FUNDS IN SUMMARY

--------------------
FOR YOUR INFORMATION
--------------------
A mutual fund is an investment company that invests the money of many people in a variety of securities to seek a specific objective over time. An open-end mutual fund buys back an investor's shares at the fund's current net asset value.
---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

Advantus Cornerstone Fund, Inc. (Cornerstone Fund), Advantus Enterprise Fund, Inc. (Enterprise Fund), Advantus Horizon Fund, Inc. (Horizon Fund), Advantus Index 500 Fund, Inc. (Index 500 Fund), Advantus Real Estate Securities Fund, Inc. (Real Estate Securities Fund) and Advantus Venture Fund, Inc. (Venture
Fund) are all open-end, diversified investment companies, commonly called mutual funds. Each of the Funds, except Real Estate Securities Fund, lets you choose among three classes of shares that offer different sales charges and bear different expenses. Real Estate Securities Fund offers two classes of shares. These alternatives allow you to choose the share class that you believe is most beneficial given the amount of your purchase, the length of time you expect to hold onto the shares and whether you plan to make additional investments.

This section gives you a brief summary of each Fund's investment policies, practices and main risks, as well as performance and fee information. More detailed information about the Funds follows this summary.

Keep in mind that, in addition to the main risks summarized for each Fund below, an investment in a Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and that it is possible to lose money by investing in any Fund. You should also note that since a Fund may make frequent changes in its portfolio securities, such changes may result in higher Fund costs and may adversely affect your return.

CORNERSTONE FUND

INVESTMENT OBJECTIVE AND POLICIES. Cornerstone Fund seeks long-term accumulation of capital.

The Fund primarily invests in various types of equity securities of large capitalization companies (i.e., companies with a market capitalization of at least $1.5 billion) at the time of purchase. In selecting equity securities, the Fund invests in securities that the Fund's investment adviser believes are undervalued relative to other securities, earn low returns with a potential for higher returns, are undervalued relative to their potential for improved operating performance and financial strength or are issued by companies that have recently undergone a change in management or control and are undervalued relative to their potential for improved operating performance.

MAIN RISKS. An investment in the Cornerstone Fund may be subject to various risks including the following types of main risk:

    - FUND RISK - the risk that Fund performance may not meet or exceed that of the market as a whole

    - MARKET RISK - the risk that equity securities are subject to adverse trends in equity markets

    - VALUE STOCK RISK - the risk that the value of a security believed by the Fund's investment adviser to be undervalued may never reach what the investment adviser believes is its full value, or that such security's value may decrease

                                                  THE FUNDS IN SUMMARY         3

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.
--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

FUND PERFORMANCE. The following bar chart and table show Cornerstone Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

                 CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'95   32.93%
'96   30.13%
'97   21.08%
'98     .70%
'99     .02%
'00   -2.21%
'01  -10.81%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

 Best Quarter:               (Q4'98)      14.82%

 Worst Quarter:              (Q3'98)     -14.10%

(2) Total return for 2002 through the calendar quarter ended September 30, 2002 was -21.88%.

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2001)                                                            From
                                                                      1 Year      5 Years  10 Years  Inception
 Class A Before Taxes(1)
  (inception 9/16/94)                                          %          -15.72     .10        --       7.31
 Class A After Taxes on Distributions                                     -15.94    -.99        --       5.46
 Class A After Taxes on Distributions and Redemptions                      -9.58    -.34        --       5.16
 Class B Before Taxes
  (inception 9/16/94)                                                     -15.95     .18        --       7.28
 Class C Before Taxes
  (inception 3/1/95)                                                      -11.48     .42        --       7.56
 Russell 1000 Value Index                                                  -5.59   11.13     14.15         --

 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 5.5% was in effect at the beginning of each period shown. The maximum initial sales charge for Class A shares was 5.0% prior to February 1, 1999.

4             THE FUNDS IN SUMMARY

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Cornerstone Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                                        CLASS A   CLASS B   CLASS C
 SHAREHOLDER FEES
  (fees paid directly from your investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)                             %        5.50     none       none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)                             %        1.00(a)   5.00      none
 Exchange Fees
 -On First Twelve Exchanges Each Year                                      none     none       none
 -On Each Additional Exchange                                     $        7.50     7.50       7.50
 Low Balance Fee (b)                                              $       10.00    10.00      10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
 Management Fees                                                  %        0.70     0.70       0.70
 Rule 12b-1 Fees                                                  %        0.25     1.00       1.00
 Other Expenses                                                   %        0.46     0.46       0.46

 TOTAL ANNUAL FUND OPERATING EXPENSES (c)                         %        1.41     2.16       2.16

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .29% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.24% for Class A shares and 1.99% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

                                                  THE FUNDS IN SUMMARY         5

EXAMPLE. This example is intended to help you compare the costs of investing in Cornerstone Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     686      972    1,279     2,147
 Class B                 719    1,026    1,309     2,213
 Class C                 219      676    1,159     2,303

You would pay the following expenses if you did not redeem your shares:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     686      972    1,279     2,147
 Class B                 219      676    1,159     2,213
 Class C                 219      676    1,159     2,303

6             THE FUNDS IN SUMMARY

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

ENTERPRISE FUND

INVESTMENT OBJECTIVE AND POLICIES. Enterprise Fund seeks long-term accumulation of capital.

The Fund primarily invests in various types of equity securities of small capitalization companies (i.e., companies with a market capitalization within the range of capitalizations of companies in the Russell 2000 Growth Index) at the time of purchase. In selecting equity securities, the Fund's investment sub-adviser employs a growth investment style and looks for either developing or older companies in a growth stage or companies providing products or services with a high unit-volume growth rate.

MAIN RISKS. An investment in Enterprise Fund may be subject to various risks including the following types of main risk:

    - FUND RISK - the risk that Fund performance may not meet or exceed that of the market as a whole

    - GROWTH STOCK RISK - the risk that if the Fund's investment sub-adviser's assessment of a company's prospective earnings growth or judgment of how other investors assess the company's earnings growth is wrong, then the value of the company's securities may decrease or not approach the value that the Fund's investment sub-adviser placed on it

    - MARKET RISK - the risk that equity securities are subject to adverse trends in equity markets

    - SMALL COMPANY RISK - the risk that equity securities of small capitalization companies are subject to greater price volatility due to, among other things, such companies' small size, limited product lines, limited access to financing sources and limited management depth

                                                  THE FUNDS IN SUMMARY         7

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.

FUND PERFORMANCE. The following bar chart and table show Enterprise Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

    CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'95   33.43%
'96    5.43%
'97    7.11%
'98     .97%
'99   45.52%
'00  -13.49%
'01  -16.02%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

 Best Quarter:               (Q4'99)      46.12%

 Worst Quarter:              (Q3'98)     -27.99%

(2) Total return for 2002 through the calendar quarter ended September 30, 2002 was -36.29%.

8             THE FUNDS IN SUMMARY

--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2001)                                               From
                                                    1 Year        5 Years     10 Years  Inception
 Class A Before Taxes(1)
  (inception 9/16/94)                       %           -20.64         1.56        --       6.04
 Class A After Taxes on Distributions                   -20.64         -.80        --       3.64
 Class A After Taxes on Distributions and
  Redemptions                                           -12.57          .64        --       4.20
 Class B Before Taxes
  (inception 9/16/94)                                   -21.00         1.54        --       5.92
 Class C Before Taxes
  (inception 3/1/95)                                    -16.76         1.85        --       5.68
 Russell 2000 Growth Index                               -9.23         2.87      7.19         --

 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 5.5% was in effect at the beginning of each period shown. The maximum initial sales charge for Class A shares was 5.0% prior to February 1, 1999.

                                                  THE FUNDS IN SUMMARY         9

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Enterprise Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                 CLASS A        CLASS B     CLASS C
 SHAREHOLDER FEES
  (fees paid directly from your investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)       %        5.50           none        none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)       %        1.00(a)        5.00        none
 Exchange Fees
 -On First Twelve Exchanges Each Year                none           none        none
 -On Each Additional Exchange               $        7.50           7.50        7.50
 Low Balance Fee (b)                        $       10.00          10.00       10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
 Management Fees                            %        0.70           0.70        0.70
 Rule 12b-1 Fees                            %        0.25           1.00        1.00
 Other Expenses                             %        0.74           0.74        0.74

 TOTAL ANNUAL FUND OPERATING
  EXPENSES (c)                              %        1.69           2.44        2.44

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .53% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.48% for Class A shares and 2.23% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

10             THE FUNDS IN SUMMARY

EXAMPLE. This example is intended to help you compare the costs of investing in Enterprise Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     712    1,053    1,417     2,438
 Class B                 747    1,111    1,451     2,504
 Class C                 247      761    1,301     2,591

You would pay the following expenses if you did not redeem your shares:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     712    1,053    1,417     2,438
 Class B                 247      761    1,301     2,504
 Class C                 247      761    1,301     2,591

                                                 THE FUNDS IN SUMMARY         11

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

HORIZON FUND

INVESTMENT OBJECTIVE AND POLICIES. Horizon Fund seeks long-term growth of capital through investment in equity securities.

The Fund primarily invests in various types of equity securities of large capitalization companies (i.e. companies with a market capitalization of at least $1.5 billion) at the time of purchase. The Fund invests primarily in common stocks but may also invest in preferred stocks and securities convertible into equity securities. In selecting equity securities, the Fund invests in securities that the Fund's investment adviser believes show sustainable earnings growth potential above the average market growth rate.

MAIN RISKS. An investment in Horizon Fund may be subject to various risks including the following types of main risk:

    - FUND RISK - the risk that Fund performance may not meet or exceed that of the market as a whole

    - GROWTH STOCK RISK - the risk that if the Fund's investment adviser's assessment of a company's prospective earnings growth or judgment of how other investors assess the company's earnings growth is wrong, then the value of the company's securities may decrease or not approach the value that the Fund's investment adviser placed on it

    - MARKET RISK - the risk that equity securities are subject to adverse trends in equity markets

12             THE FUNDS IN SUMMARY

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.

FUND PERFORMANCE. The following bar chart and table show Horizon Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

          CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'92    4.87%
'93    4.29%
'94   -0.69%
'95   29.16%
'96   16.79%
'97   27.33%
'98   34.28%
'99   24.57%
'00  -22.12%
'01  -26.05%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

 Best Quarter:               (Q4'98)      21.30%

 Worst Quarter:              (Q1'01)     -25.90%

(2) Total return for 2002 through the calendar quarter ended September 30, 2002 was -29.96%.

                                                 THE FUNDS IN SUMMARY         13

--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2001)                                          From
                                                    1 Year      5 Years  10 Years  Inception
 Class A Before Taxes(1)
  (inception 5/3/85)                        %           -30.12    3.00      6.77       9.01
 Class A After Taxes on Distributions                   -30.12     .77      4.56       7.07
 Class A After Taxes on Distributions and
  Redemptions                                           -18.34    2.39      5.19       7.14
 Class B Before Taxes
  (inception 8/19/94)                                   -30.33    3.18        --       8.11
 Class C Before Taxes
  (inception 3/1/95)                                    -26.63    3.40        --       7.86
 Russell 1000 Growth Index                              -20.42    8.27     10.79         --

 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 5.5% was in effect at the beginning of each period shown. The maximum initial sales charge for Class A shares was 5.0% prior to February 1, 1999.

14             THE FUNDS IN SUMMARY

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Horizon Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                  CLASS A    CLASS B    CLASS C
 SHAREHOLDER FEES
  (fees paid directly from your investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)       %       5.50       none       none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)       %       1.00(a)    5.00       none
 Exchange Fees
 -On First Twelve Exchanges Each Year               none       none       none
 -On Each Additional Exchange               $       7.50       7.50       7.50
 Low Balance Fee (b)                        $      10.00      10.00      10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
 Management Fees                            %       0.70       0.70       0.70
 Rule 12b-1 Fees                            %       0.25       1.00       1.00
 Other Expenses                             %       1.22       1.22       1.22

 TOTAL ANNUAL FUND OPERATING
  EXPENSES (c)                              %       2.17       2.92       2.92

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .40% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.35% for Class A shares and 2.10% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

                                                 THE FUNDS IN SUMMARY         15

EXAMPLE. This example is intended to help you compare the costs of investing in Horizon Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $    758     1,192    1,650    2,916
 Class B                795     1,254    1,688    2,983
 Class C                295       904    1,538    3,066

You would pay the following expenses if you did not redeem your shares:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $    758     1,192    1,650    2,916
 Class B                295       904    1,538    2,983
 Class C                295       904    1,538    3,066

16             THE FUNDS IN SUMMARY

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

INDEX 500 FUND

INVESTMENT OBJECTIVE AND POLICIES. Index Fund seeks investment results that correspond, generally, before sales charges and other Fund expenses, to the aggregate price and yield performance of the common stocks included in the Standard & Poor's 500 Composite Stock Price Index (the S&P 500).

The Fund invests its assets in all of the common stocks included in the S&P 500.

MAIN RISKS. An investment in Index 500 Fund may be subject to various risks including the following types of main risk:

    - MARKET RISK - the risk that equity securities are subject to adverse trends in equity markets

    - S&P PERFORMANCE RISK - the risk that the Fund's ability to replicate the performance of the S&P 500 may be affected by, among other things, changes in securities markets, the manner in which Standard & Poor's Rating Services calculates the S&P 500, the amount and timing of cash flows into and out of the Fund, commissions, sales charges (if any) and other expenses

                                                 THE FUNDS IN SUMMARY         17

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.
--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

FUND PERFORMANCE. The following bar chart and table show Index 500 Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

    CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'98   27.18%
'99   19.70%
'00  -10.16%
'01  -12.59%

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

 Best Quarter:               (Q4'98)      21.34%

 Worst Quarter:              (Q3'01)     -14.77%

(2) Total return for 2002 through the calendar quarter ended September 30, 2002 was -28.47%.

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2001)                         From
                                                    1 Year       Inception
 Class A Before Taxes(1)
  (inception 1/31/97)                       %           -17.40      7.12
 Class A After Taxes on Distributions                   -17.61      6.71
 Class A After Taxes on Distributions and
  Redemptions                                           -10.60      5.63
 Class B Before Taxes
  (inception 1/31/97)                                   -17.67      7.21
 Class C Before Taxes
  (inception 1/31/97)                                   -13.31      7.35
 S&P 500                                                -11.90     10.89

 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 5.5% was in effect at the beginning of each period shown. The maximum initial sales charge was 5.0% prior to February 1, 1999.

18             THE FUNDS IN SUMMARY

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Index 500 Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                 CLASS A     CLASS B     CLASS C
 SHAREHOLDER FEES
  (fees paid directly from your investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)       %        5.50        none        none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)       %        1.00(a)      5.00       none
 Exchange Fees
 -On First Twelve Exchanges Each Year                none        none        none
 -On Each Additional Exchange               $        7.50        7.50        7.50
 Low Balance Fee (b)                        $       10.00       10.00       10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
 ---------------------------------------------------------------------------------
 Management Fees                            %        0.34        0.34        0.34
 Rule 12b-1 Fees                            %        0.25        1.00        1.00
 Other Expenses                             %        0.94        0.94        0.94

 TOTAL ANNUAL FUND OPERATING
  EXPENSES (c)                              %        1.53        2.28        2.28

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .26% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be .85% for Class A shares and 1.60% for Class B and Class C shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

                                                 THE FUNDS IN SUMMARY         19

EXAMPLE. This example is intended to help you compare the costs of investing in Index 500 Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     697    1,007    1,338     2,273
 Class B                 731    1,062    1,370     2,339
 Class C                 231      712    1,220     2,427

You would pay the following expenses if you did not redeem your shares:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     697    1,007    1,338     2,273
 Class B                 231      712    1,220     2,339
 Class C                 231      712    1,220     2,427

20             THE FUNDS IN SUMMARY

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

REAL ESTATE SECURITIES FUND

INVESTMENT OBJECTIVE AND POLICIES. Real Estate Securities Fund seeks total return through a combination of capital appreciation and current income.

The Fund invests its assets primarily in real estate and real estate-related securities. "Real estate securities" include securities issued by companies that receive at least 50% of their gross revenue from the construction, ownership, management, financing or sale of residential, commercial or industrial real estate. "Real estate-related securities" include securities issued by companies primarily engaged in businesses that sell or offer products or services that are closely related to the real estate industry.

Most of the Fund's real estate securities portfolio will consist of securities issued by Real Estate Investment Trusts (REITs) that are listed on a securities exchange or traded over-the-counter. A REIT is a corporation or trust that invests in fee or leasehold ownership of real estate, mortgages or shares issued by other REITs. In selecting securities, factors such as an issuer's financial condition, financial performance, policies and strategies and competitive market condition are considered by the Fund's investment adviser. The Fund then invests in those issuers which its investment adviser determines have potential for long-term sustainable growth in earnings.

MAIN RISKS. An investment in Real Estate Securities Fund may be subject to various risks including the following types of main risk:

    - CONCENTRATION RISK - the risk that the Fund's performance may be more susceptible to a single economic, regulatory or technological occurrence than an investment portfolio that does not concentrate its investments in a single industry. The Fund concentrates its investments in the real estate and real estate related industry.

    - FUND RISK - the risk that Fund performance may not meet or exceed that of the market as a whole

    - MARKET RISK - the risk that equity securities are subject to adverse trends in equity markets

    - REAL ESTATE RISK - the risk that the value of the Fund's investments may decrease due to a variety of factors related to the construction, development, ownership, financing, repair or servicing or other events affecting the value of real estate, buildings or other real estate fixtures

    - REIT-RELATED RISK - the risk that the value of the Fund's securities issued by REITs (as discussed in "Investing in the Fund - Investment Objective, Policies and Practices" below) will be adversely affected by changes in the value of the underlying property

                                                 THE FUNDS IN SUMMARY         21

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.
--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

FUND PERFORMANCE. The following bar chart and table show Real Estate Securities Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

    CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'00  25.22
'01  10.01

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

 Best Quarter:               (Q2'01)      10.85%

 Worst Quarter:              (Q3'01)      -4.30%

(2) Total return for 2002 through the calendar quarter ended September 30, 2002 was 4.41%.

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2001)               From
                                                1 Year  Inception
  Class A Before Taxes
  (inception 2/25/99)                       %    3.96       9.26
  Class A After Taxes on Distributions           1.20       6.46
  Class A After Taxes on Distributions
     and Redemptions                             2.99       6.12
  Wilshire Associates Real Estate
     Securities Index                           10.33      13.40

22             THE FUNDS IN SUMMARY

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Real Estate Securities Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                CLASS A   CLASS B
 SHAREHOLDER FEES
  (fees paid directly from your
  investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)       %     5.50      none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)       %     1.00(a)   5.00
 Exchange Fees
 -On First Twelve Exchanges Each Year             none      none
 -On Each Additional Exchange               $     7.50      7.50
 Low Balance Fee (b)                        $    10.00     10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from
  Fund assets)
 Management Fees                            %     0.75      0.75
 Rule 12b-1 Fees                            %     0.25      1.00
 Other Expenses                             %     0.69      0.69

 TOTAL ANNUAL FUND OPERATING
  EXPENSES (c)                              %     1.69      2.44

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."
 (c) Advantus Capital Management, Inc. (Advantus Capital), the Fund's investment adviser, has voluntarily agreed to absorb "other expenses", excluding advisory fees and Rule 12b-1 fees, in excess of .65% of average net assets of the Fund. After such absorption, the ratio of total fund operating expenses to average net assets will be 1.65% for Class A shares and 2.40% for Class B shares. Advantus Capital reserves the right to discontinue such absorption at any time at its sole discretion.

                                                 THE FUNDS IN SUMMARY         23

EXAMPLE. This example is intended to help you compare the costs of investing in Real Estate Securities Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     712    1,053    1,417     2,438
 Class B                 747    1,111    1,451     2,504

You would pay the following expenses if you did not redeem your shares:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     712    1,053    1,417     2,438
 Class B                 247      761    1,301     2,504

24             THE FUNDS IN SUMMARY

---------------
REFERENCE POINT
---------------
Please see "Investing in the Fund - Defining Risks" for a more detailed description of these main risks and additional risks in connection with investing in the Fund.

VENTURE FUND

INVESTMENT OBJECTIVE AND POLICIES. Venture Fund seeks long-term accumulation of capital.

The Fund primarily invests in various types of equity securities of small capitalization companies. Although a universal definition of small capitalization companies does not exist, the Fund generally defines small capitalization companies as those whose market capitalizations are similar to the market capitalizations of companies in the Russell 2000-Registered Trademark-Value Index. These equity securities will consist primarily of value common stocks, but may also include preferred stock and other securities convertible into equity securities. In selecting equity securities, the Fund's investment sub-adviser searches for those companies that appear to be undervalued or trading below their true worth, and examines such features as a firm's financial condition, business prospects, competitive position and business strategy. The Fund looks for companies that appear likely to come back into favor with investors, for reasons that may range from good prospective earnings or strong management teams to new products or services.

MAIN RISKS. An investment in Venture Fund may be subject to various risks including the following types of main risk:

    - FUND RISK - the risk that Fund performance may not meet or exceed that of the market as a whole

    - MARKET RISK - the risk that equity securities are subject to adverse trends in equity markets

    - SMALL COMPANY RISK - the risk that equity securities of small capitalization companies are subject to greater price volatility due to, among other things, such companies' small size, limited product lines, limited access to financing sources and limited management depth

    - VALUE STOCK RISK - the risk that the value of a security believed by the Fund's investment sub-adviser to be undervalued may never reach what the investment sub-adviser believes is its full value, or that such security's value may decrease

                                                 THE FUNDS IN SUMMARY         25

--------------------
FOR YOUR INFORMATION
--------------------
The Fund seeks to achieve its investment objective over longer rather than shorter periods of time. An investment in the Fund may therefore be more appropriate for an investor with a longer-term focus.

FUND PERFORMANCE. The following bar chart and table show Venture Fund's annual returns and long-term performance. The chart shows how the Fund's performance has varied from year to year, and provides some indication of the risks in investing in the Fund. The table shows how the Fund's average annual return over a one, five and ten year period compare to the return of a broad based index. The chart and table assume reinvestment of dividends and distributions, and the table reflects applicable initial and contingent deferred sales charges. Like other mutual funds, the past performance of the Fund does not necessarily indicate how the Fund will perform in the future.

    CLASS A YEAR TO YEAR TOTAL RETURN(1) (AS OF DECEMBER 31)(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

'98  -7.30
'99  -3.93
'00  26.51
'01  15.98

(1) Absent reductions for sales loads, account fees and other charges. If such sales loads, account fees and other charges were included, returns would be less than shown above.

 Best Quarter:               (Q4'01)      21.39%

 Worst Quarter:              (Q3'98)     -20.20%

(2) Total return for 2002 through the calendar quarter ended September 30, 2002 was -24.36%.

26             THE FUNDS IN SUMMARY

--------------------
FOR YOUR INFORMATION
--------------------
After-tax returns are shown for Class A shares only. After-tax returns for other Classes will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates, but do not reflect the impact of state or local taxes. Return after taxes on distributions and redemption may be higher than other returns for the same period due to a tax benefit of realizing a capital loss upon the sale of fund shares. Actual after-tax returns may differ depending on your individual circumstances. The after-tax returns shown are not relevant if you hold your shares in a retirement account or in another tax-deferred arrangement.

 AVERAGE ANNUAL TOTAL RETURN
 (FOR THE PERIODS ENDING DECEMBER 31, 2001)
                                                          From
                                                1 Year  Inception
 Class A Before Taxes(1)
  (inception 1/31/97)                       %    9.60      10.17
 Class A After Taxes on Distributions            7.47       8.62
 Class A After Taxes on Distributions and
  Redemptions                                    6.27       7.59
 Class B Before Taxes
  (inception 1/31/97)                           10.03      10.22
 Class C Before Taxes
  (inception 1/31/97)                           14.96      10.49
 Russell 2000 Value Index                       14.02      11.41

 (1) Average annual total returns quoted assume that the Class A maximum initial sales charge of 5.5% was in effect at the beginning of each period shown. The maximum initial sales charge was 5.0% prior to February 1, 1999.

                                                 THE FUNDS IN SUMMARY         27

FEES AND EXPENSES. Investors pay fees and expenses in connection with investing in Venture Fund. This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

                                                          CLASS A   CLASS B   CLASS C
 SHAREHOLDER FEES
  (fees paid directly from your investment)
 Maximum Sales Charge on Purchases
  (as a percentage of offering price)                 %     5.50      none      none
 Maximum Deferred Sales Charge
  (as a percentage of sales proceeds)                 %     1.00(a)   5.00      none
 Exchange Fees
 -On First Twelve Exchanges Each Year                       none      none      none
 -On Each Additional Exchange                         $     7.50      7.50      7.50
 Low Balance Fee (b)                                  $    10.00     10.00     10.00

 ANNUAL FUND OPERATING EXPENSES
  (expenses that are deducted from Fund assets)
 Management Fees                                      %     0.70      0.70      0.70
 Rule 12b-1 Fees                                      %     0.25      1.00      1.00
 Other Expenses                                       %     0.42      0.42      0.42

 TOTAL ANNUAL FUND OPERATING EXPENSES                 %     1.37      2.12      2.12

 (a) Applies only to purchases of at least $1 million, in which case a contingent deferred sales charge of 1.00% will be imposed if such shares are sold within one year after the date of purchase.
 (b) Applies to certain accounts with balances below $2,000. See "Account Requirements - Low Balance Fee."

28             THE FUNDS IN SUMMARY

EXAMPLE. This example is intended to help you compare the costs of investing in Venture Fund with the cost of investing in other mutual funds.

The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     682      960    1,259     2,106
 Class B                 715    1,014    1,289     2,171
 Class C                 215      664    1,139     2,261

You would pay the following expenses if you did not redeem your shares:

                       1 YEAR  3 YEARS  5 YEARS  10 YEARS
 Class A           $     682      960    1,259     2,106
 Class B                 215      664    1,139     2,171
 Class C                 215      664    1,139     2,261

                                                 THE FUNDS IN SUMMARY         29

                                                                       [GRAPHIC]

                                                          INVESTING IN THE FUNDS

--------------------
FOR YOUR INFORMATION
--------------------
One of the advantages of investing in mutual funds is continuous professional management of your investment. Skilled, experienced professionals manage the Funds' assets.

MANAGING THE FUNDS

The investment adviser of each of the Funds is Advantus Capital
Management, Inc. (Advantus Capital), 400 Robert Street North, St. Paul, Minnesota 55101. Since its inception in 1994, Advantus Capital has provided investment advisory services for the Funds and other Advantus Funds, and has managed investment portfolios for various private accounts, including its affiliate, Minnesota Life Insurance Company (Minnesota Life). Advantus Capital manages each Fund's investments and furnishes all necessary office facilities, equipment and personnel for servicing the Fund's investments. Both Advantus Capital and Minnesota Life are wholly-owned subsidiaries of Securian Financial Group, Inc., which is a second-tier subsidiary of a mutual insurance holding company called Minnesota Mutual Companies, Inc. Personnel of Advantus Capital also manage Minnesota Life's investment portfolio. In addition, Minnesota Life, through its Advantus Shareholder Services division, serves as shareholder and administrative services agent to the Fund.

The investment sub-adviser of the Enterprise Fund is Credit Suisse Asset Management, LLC (CSAM), 466 Lexington Avenue, New York, New York 10017. CSAM provides investment advice and generally conducts the investment management program for the Enterprise Fund.

The investment sub-adviser of the Venture Fund is State Street Research & Management Company (State Street Research), One Financial Center, Boston, Massachusetts 02111. State Street Research provides investment advice and generally conducts the investment management program for the Venture Fund.

30             INVESTING IN THE FUNDS

The following persons serve as the primary portfolio managers for the Funds (other than the Index 500 Fund):

                      PORTFOLIO MANAGER        PRIMARY PORTFOLIO       BUSINESS EXPERIENCE
      FUND                AND TITLE              MANAGER SINCE        DURING PAST FIVE YEARS
 CORNERSTONE      Matthew D. Finn            January 2, 2002        Vice President and Head of
                  Lead Portfolio Manager                            Equities, Advantus
                                                                    Capital, since July 2001;
                                                                    Senior Vice President and
                                                                    Chief Investment
                                                                    Officer - Growth and
                                                                    Income Group, Evergreen
                                                                    Investment
                                                                    Management, Inc., from
                                                                    March 1998 to June 2001;
                                                                    Vice President and
                                                                    Investment Officer,
                                                                    Advantus Capital from
                                                                    April 1994 to March 1998
                  Matthew Norris             January 1, 2000        Portfolio Manager of
                  Co-Portfolio Manager                              Advantus Capital since
                                                                    December 1997;
                                                                    Institutional Portfolio
                                                                    Manager, Norwest
                                                                    Investment Management,
                                                                    Minneapolis, Minnesota,
                                                                    from September 1997 to
                                                                    December 1997
 ENTERPRISE       Elizabeth B. Dater         August 10, 2001        Managing Director and
                  Co-Portfolio Manager                              Portfolio Manager, CSAM,
                                                                    since 1999; prior to that
                                                                    time, Managing Director of
                                                                    Small Cap and Post-
                                                                    Venture Capital Group,
                                                                    Warburg Pincus, and
                                                                    from 1994 to 1998,
                                                                    Director of Research,
                                                                    Warburg Pincus
                  Sammy Oh                   May 1, 2000            Portfolio Manager, CSAM
                  Co-Portfolio Manager
 HORIZON          Thomas A. Gunderson        September 1, 1996      Vice President and
                  Portfolio Manager                                 Investment Officer of
                                                                    Advantus Capital
 REAL ESTATE      Joseph R. Betlej           February 25, 1999      Vice President and
  SECURITIES      Portfolio Manager                                 Investment Officer of
                                                                    Advantus Capital
 VENTURE          John Burbank               May 25, 2001           Senior Vice President,
                  Portfolio Manager                                 State Street Research

                                               INVESTING IN THE FUNDS         31

--------------------
FOR YOUR INFORMATION
--------------------
Market capitalization is the total market value of a company. (Share price multiplied by the number of shares outstanding.) Market capitalization is used to measure the relative size of corporations.

ADVISORY FEES

The Funds pay Advantus Capital advisory fees calculated on an annual basis for each Fund. Advantus Capital uses a portion of the applicable fee to pay a Fund's sub-adviser, if any. The advisory fee paid to Advantus Capital for each Fund during the most recent fiscal year, as a percentage of average daily net assets, was as follows:

                                      AGGREGATE FEE PAID DURING FISCAL
              FUND                        YEAR ENDED JULY 31, 2002
 Cornerstone                      %                        0.70
 Enterprise                                                0.70
 Horizon                                                   0.70
 Index 500                                                 0.34
 Real Estate Securities                                    0.75
 Venture                                                   0.70

INVESTMENT OBJECTIVE, POLICIES AND PRACTICES

CORNERSTONE FUND

Cornerstone Fund seeks long-term accumulation of capital.

The Fund primarily invests in various types of equity securities such as common stock, preferred stock and securities convertible into equity securities of large capitalization companies (i.e., companies with a market capitalization of at least $1.5 billion) at the time of purchase. Under normal circumstances, at least 65% of the Fund's total assets (exclusive of collateral received in connection with securities lending) will be invested in common stocks of large capitalization domestic companies and foreign issuers that are publicly traded in the United States. From time to time, the Fund will also invest a lesser portion of its assets in securities of smaller capitalization companies (i.e., companies with a market capitalization of less than $1.5 billion). As of July 31, 2002, the average weighted market capitalization of the Fund's investment portfolio was $60.1 billion.

In selecting equity securities, Advantus Capital primarily looks to equity securities it believes are undervalued. Undervalued securities are securities that Advantus Capital believes: (a) are undervalued relative to other securities in the market or currently earn low returns with a potential for higher returns,
(b) are undervalued relative to the potential for improved operating performance and financial strength, and (c) are issued by companies that have recently undergone a change in management or control and that are undervalued relative to their potential for improved operating performance. In assessing relative value, Advantus Capital will consider factors such as a company's ratio of market price to earnings, ratio of market price to book value, ratio of market price to assets, ratio of market price to cash flow, estimated earnings growth rate, cash flow, yield, liquidation value, product pricing, quality of management and competitive market position. As a secondary focus, Advantus Capital may also consider an investment's potential to provide current income. In seeking to achieve its investment objective, the Fund may also invest in equity securities of companies that Advantus Capital believes show potential for sustainable earnings growth above the average market growth rate.

32             INVESTING IN THE FUNDS

In addition, the Fund may invest lesser portions of its assets in restricted and illiquid securities, convertible and non-convertible investment-grade and non-investment grade debt securities, real estate investment trusts, stock index futures contracts, options (the Fund may purchase, sell and write put and call options), foreign securities, warrants, index depositary receipts, repurchase agreement transactions, when-issued or forward commitment transactions, securities of other mutual funds and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find descriptions of these securities in the Statement of Additional Information.

RISKS. An investment in Cornerstone Fund is subject to the following risks:

- Company Risk             - Mid Size Company Risk
- Diversification Risk     - Sector Risk
- Fund Risk                - Securities Lending Risk
- Inflation Risk           - Short-Term Trading Risk
- Large Company Risk       - Value Stock Risk
- Market Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

                                               INVESTING IN THE FUNDS         33

ENTERPRISE FUND

Enterprise Fund seeks long-term accumulation of capital.

The Fund primarily invests in various types of equity securities of small capitalization growth companies at the time of purchase. The Fund primarily invests in common stocks but may also invest in preferred stocks and securities convertible into equity securities.

Under normal circumstances, at least 65% of the Fund's total assets (exclusive of collateral received in connection with securities lending) will be invested in equity securities of small U.S. companies. The Fund considers a "small" company to be one whose market capitalization is within the range of capitalizations of companies in the Russell 2000 Growth Index. As of July 31, 2002, market capitalizations of Russell 2000 Growth Index companies ranged from $10.5 million to $1.9 billion.

Some companies may outgrow the definition of a small company after the Fund has purchased their securities. These companies continue to be considered small for purposes of the Fund's minimum 65% allocation to small-company equities. In addition, the Fund may invest in companies of any size once the 65% policy is met. As a result, the Fund's average market capitalization may sometimes exceed that of the largest company in the Russell 2000 Growth Index. As of July 31, 2002, the average weighted market capitalization of the Fund's investment portfolio was $1.1 billion.

In selecting equity securities of growth companies for the Fund, CSAM looks for:

    - companies still in the developmental stage

    - older companies that appear to be entering a new stage of growth

    - companies providing products or services with a high unit-volume growth rate

The Fund may also invest in emerging-growth companies - small or medium-size companies that have passed their start-up phase, show positive earnings, and offer the potential for accelerated earnings growth. Emerging-growth companies generally stand to benefit from new products or services, technological developments, changes in management or other factors.

In addition, the Fund may invest lesser portions of its assets in restricted and illiquid securities, investment-grade corporate debt securities, foreign securities, warrants, stock index futures contracts, options (the Fund may purchase, sell and write put and call options), index depositary receipts, repurchase agreement transactions, when-issued or forward commitment transactions, securities of other mutual funds and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

34             INVESTING IN THE FUNDS

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find descriptions of these securities in the Statement of Additional Information.

RISKS. An investment in Enterprise Fund is subject to the following risks:

- Company Risk             - Mid Size Company Risk
- Diversification Risk     - Sector Risk
- Fund Risk                - Securities Lending Risk
- Growth Stock Risk        - Short-Term Trading Risk
- Inflation Risk           - Small Company Risk
- Market Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

                                               INVESTING IN THE FUNDS         35

--------------------
FOR YOUR INFORMATION
--------------------
Market capitalization is the total market value of a company. (Share price multiplied by the number of shares outstanding.) Market capitalization is used to measure the relative size of corporations.

HORIZON FUND

Horizon Fund seeks long-term growth of capital through investment in equity securities.

The Fund primarily invests in various types of equity securities of large capitalization companies (i.e., companies with a market capitalization of at least $1.5 billion) at the time of purchase. The Fund primarily invests in common stocks but may also invest in preferred stocks and securities convertible into equity securities. From time to time, the Fund may also invest a lesser portion of its assets in securities of smaller capitalization companies (i.e., companies with a market capitalization of less than $1.5 billion). As of July 31, 2002, the average weighted market capitalization of the Fund's investment portfolio was $88.5 billion.

In selecting equity securities, Advantus Capital primarily looks to an investment's potential for sustainable earnings growth above the average market growth rate. In selecting securities with earnings growth potential, Advantus Capital considers factors such as a company's competitive market position, quality of management, growth strategy, financial performance and financial condition. In seeking to achieve its investment objective, the Fund may also invest in equity securities of companies that Advantus Capital believes are temporarily undervalued or show promise of improved results due to new management, products, markets or other factors.

In addition, the Fund may invest lesser portions of its assets in convertible and non-convertible investment-grade corporate debt securities, real estate investment trusts, restricted and illiquid securities, foreign securities, warrants, securities of other mutual funds, stock index futures contracts, options (the Fund may purchase, sell and write put and call options), index depositary receipts, repurchase agreement transactions, when-issued or forward commitment transactions and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find descriptions of these securities in the Statement of Additional Information.

RISKS. An investment in Horizon Fund is subject to the following risks:

- Company Risk         - Market Risk
- Diversification      - Mid Size Company Risk
  Risk                 - Sector Risk
- Fund Risk            - Securities Lending Risk
- Growth Stock Risk    - Short-Term Trading Risk
- Inflation Risk       - Small Company Risk
- Large Company Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

36             INVESTING IN THE FUNDS

INDEX 500 FUND

Index 500 Fund seeks investment results that correspond generally, before sales charges and other Fund expenses, to the aggregate price and yield performance of the common stocks included in the Standard & Poor's 500 Composite Stock Price Index (the S&P 500).

Under normal conditions, the Fund invests its assets in all of the common stocks included in the S&P 500. The Fund attempts to achieve a correlation of 100% without considering sales charges and other Fund expenses. However, the Fund is not required to hold a minimum or maximum number of common stocks included in the S&P 500, and due to changing economic or markets, may invest in less than all of the common stocks included in the S&P 500.

Advantus Capital utilizes a computer program to confirm the Fund's S&P 500 replication and to round off security weightings.

Under normal conditions, the Fund invests at least 80% of its net assets (exclusive of collateral received in connection with securities lending) in the common stocks included in the S&P 500 (investments covered by this 80% policy may also include S&P 500 stock index futures contracts or S&P 500 depositary receipts, each of which have economic characteristics similar to an investment in the S&P 500). The 80% investment policy is not fundamental, which means it may be changed without the vote of a majority of the Fund's outstanding shares, but shareholders will be notified in writing at least 60 days prior to any change of this policy.

In addition, the Fund may invest lesser portions of its assets in investment-grade short-term fixed income securities, other stock index futures contracts, options (the Fund may purchase, sell and write put and call options), securities of other mutual funds, restricted and illiquid securities, when-issued or forward commitment transactions, repurchase agreement transactions and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

You can find descriptions of these securities in the Statement of Additional Information.

Standard & Poor's Rating Services (S&P), a division of the McGraw-Hill Companies, Inc., designates the stocks included in the S&P 500. From time to time, S&P may add or delete stocks from the S&P 500. Inclusion of a stock in the S&P 500 does not imply an opinion by S&P as to its investment merit.
"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Fund. The Fund is not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Fund. Please see the Statement of Additional Information which sets forth certain additional disclaimers and limitations on behalf of S&P.

RISKS. An investment in Index 500 Fund is subject to the following risks:

- Company Risk             - Large Company Risk
- Diversification Risk     - Market Risk
- Index Performance Risk   - Sector Risk
- Inflation Risk           - Securities Lending Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

                                               INVESTING IN THE FUNDS         37

REAL ESTATE SECURITIES FUND

Real Estate Securities Fund seeks total return through a combination of capital appreciation and current income.

Under normal circumstances, at least 80% of the Fund's net assets (exclusive of collateral received in connection with securities lending) will be invested in real estate and real estate-related securities. The 80% investment policy is not fundamental, which means it may be changed without the vote of a majority of the Fund's outstanding shares, but shareholders will be notified in writing at least 60 days prior to any change of this policy.

The Fund will primarily invest in real estate and real estate-related equity securities (including securities convertible into equity securities). The Fund does not invest directly in real estate.

"Real estate securities" include securities issued by companies that receive at least 50% of their gross revenue from the construction, ownership, management, financing or sale of residential, commercial or industrial real estate. Real estate securities issuers typically include real estate investment trusts (REITs), real estate brokers and developers, real estate holding companies and publicly traded limited partnerships.

"Real estate-related securities" include securities issued by companies primarily engaged in businesses that sell or offer products or services that are closely related to the real estate industry. Real estate-related securities issuers typically include construction and related building companies, manufacturers and distributors of building supplies, financial institutions that issue or service mortgages and resort companies.

Most of the Fund's real estate securities portfolio will consist of securities issued by REITs that are listed on a securities exchange or traded over-the-counter. A REIT is a corporation or trust that invests in fee or leasehold ownership of real estate, mortgages or shares issued by other REITs. REITs may be characterized as equity REITs (i.e., REITs that primarily invest in fee ownership and leasehold ownership of land), mortgage REITs (i.e., REITs that primarily invest in mortgages on real estate) or hybrid REITs which invest in both fee and leasehold ownership of land and mortgages. The Fund mostly invests in equity REITs but also invests lesser portions of its assets in mortgage REITs and hybrid REITs. A REIT that meets the applicable requirements of the Internal Revenue Code of 1986 may deduct dividends paid to shareholders, effectively eliminating any corporate level federal tax. As a result, REITs distribute a larger portion of their earnings to investors than other corporate entities subject to the federal corporate tax.

The Fund may invest in securities of issuers of any size, including issuers with small, medium or large market capitalizations. Advantus Capital assesses an investment's potential for sustainable earnings growth over time. In selecting securities, Advantus Capital considers factors such as an issuer's financial condition, financial performance, quality of management, policies and strategies, real estate properties and competitive market position.

38             INVESTING IN THE FUNDS

In addition, the Fund may invest lesser portions of its assets in securities issued by companies outside of the real estate industry. The Fund may also invest in non-real estate-related equity securities, convertible debt securities, investment-grade fixed income securities, securities of other mutual funds, repurchase agreement transactions, restricted and illiquid securities, stock index futures contracts, options (the Fund may purchase, sell and write put and call options), American Depositary Receipts, securities purchased on a when issued or forward commitment basis, and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find a description of these securities in the Statement of Additional Information.

RISKS. An investment in Real Estate Securities Fund is subject to the following risks:

- Company Risk         - Limited Portfolio Risk
- Concentration Risk   - Market Risk
- Credit Risk          - Mid Size Company Risk
- Diversification      - Prepayment Risk
  Risk                 - Real Estate Risk
- Extension Risk       - REIT-Related Risk
- Fund Risk            - Sector Risk
- Income Risk          - Securities Lending Risk
- Inflation Risk       - Short-Term Trading Risk
- Interest Rate Risk   - Small Company Risk
- Large Company Risk

A detailed description of these risks is set forth in "Defining Risks" below.

                                               INVESTING IN THE FUNDS         39

--------------------
FOR YOUR INFORMATION
--------------------
Market capitalization is the total market value of a company. (Share price multiplied by the number of shares outstanding.) Market capitalization is used to measure the relative size of corporations.

VENTURE FUND

Venture Fund seeks long-term accumulation of capital.

The Fund primarily invests in various types of equity securities such as common stock, preferred stock and securities convertible into equity securities of small capitalization companies. Although a universal definition of small capitalization companies does not exist, the Fund generally defines small capitalization companies as those whose market capitalizations are similar to the market capitalizations of companies in the Russell 2000-Registered Trademark-Value Index. Under normal circumstances, at least 65% of the Fund's total assets (exclusive of collateral received in connection with securities lending) will be invested, at the time of purchase, in common stocks of small capitalization domestic companies and foreign issuers that are publicly traded in the United States. Some companies may outgrow the definition of a small capitalization company after the Fund has purchased their securities. These companies continue to be considered small for purposes of the Fund's minimum 65% allocation to small capitalization companies. From time to time, the Fund will also invest a lesser portion of its assets in securities of mid and large capitalization companies (i.e., companies with market capitalizations larger than that defined above). As of July 31, 2002, the average weighted market capitalization of the Fund's investment portfolio was $1.2 billion.

In selecting value stocks and other equity securities, State Street Research primarily looks to equity securities it believes are undervalued or trading below their true worth, but that appear likely to come back into favor with investors. Undervalued securities are securities that State Street Research believes: (a) are undervalued relative to other securities in the market or currently earn low returns with a potential for higher returns, (b) are undervalued relative to the potential for improved operating performance and financial strength, or (c) are issued by companies that have recently undergone a change in management or control, or developed new products or services that may improve their business prospects or competitive position. In assessing relative value, State Street Research will consider factors such as a company's ratio of market price to earnings, ratio of market price to book value, ratio of market price to assets, ratio of market price to cash flow, estimated earnings growth rate, cash flow, yield, liquidation value, product pricing, quality of management and competitive market position. In seeking to achieve its investment objectives, the Fund may also invest in equity securities of companies that State Street Research believes show potential for sustainable earnings growth above the average market growth rate.

The Fund's purchases of equity securities may include shares of common stock that are part of a company's initial public offering. In addition, the Fund may invest lesser portions of its assets in restricted and illiquid securities, convertible and non-convertible investment-grade and non-investment grade debt securities, securities of other mutual funds, foreign securities, warrants, repurchase agreement transactions, stock index futures contracts, options (the Fund may purchase, sell and write put and call options), when-issued or forward commitment transactions, index depositary receipts, and money market securities. To generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks and other institutions.

40             INVESTING IN THE FUNDS

In an attempt to respond to adverse market, economic, political or other conditions, the Fund may invest for temporary defensive purposes in various short-term cash and cash equivalent items. When investing for temporary defensive purposes, the Fund may not always achieve its investment objective.

You can find descriptions of these securities in the Statement of Additional Information.

RISKS. An investment in Venture Fund is subject to the following risks:

- Company Risk                   - Mid Size Company Risk
- Diversification Risk           - Sector Risk
- Fund Risk                      - Securities Lending Risk
- Inflation Risk                 - Short-Term Trading Risk
- Initial Public Offering Risk   - Small Company Risk
- Market Risk                    - Value Stock Risk

A detailed description of these risks is set forth in "Defining Risks" below. Additional risk information is provided in the Statement of Additional Information.

                                               INVESTING IN THE FUNDS         41

--------------------
FOR YOUR INFORMATION
--------------------
In order to make informed decisions, investors must be aware of both the risks and rewards associated with investing. Not only should you understand the risks associated with your investments, but you must be comfortable with them as well. Risks are an inherent part of investing, and your investment in the Fund is subject to different types and varying degrees of risk.

DEFINING RISKS

Investment in each Fund involves risks. A Fund's yield and price are not guaranteed, and the value of an investment in a Fund will go up or down. The value of an investment in a particular Fund may be affected by the risks of investing in that Fund as identified for each Fund in "Investment Objective, Policies and Practices" above. The following glossary describes those identified risks associated with investing in the Funds.

    - COMPANY RISK - is the risk that individual securities may perform differently than the overall market. This may be a result of specific factors such as changes in corporate profitability due to the success or failure of specific products or management strategies, or it may be due to changes in investor perceptions regarding a company.

    - CONCENTRATION RISK - is the risk that the Fund's performance may be more susceptible to a single economic, regulatory or technological occurrence than an investment portfolio that does not concentrate its investments in a single industry. The Fund is subject to concentration risk if the Fund invests more than 25% of its total assets in a particular industry.

    - CREDIT RISK - is the risk that an issuer of a REIT or debt security will not make payments on the security when due, or that the other party to a contract will default on its obligation. There is also the risk that an issuer could suffer adverse changes in financial condition that could lower the credit quality of a security. This could lead to greater volatility in the price of the security and in shares of the Fund. Also, a change in the quality rating of a REIT security or a debt security can affect the security's liquidity and make it more difficult to sell. The Fund may attempt to minimize credit risk by investing in debt securities and other fixed income obligations considered at least investment grade at the time of purchase. However, all of these securities and obligations, especially those in the lower investment grade rating categories, have credit risk. In adverse economic or other circumstances, issuers of these lower rated securities and obligations are more likely to have difficulty making principal and interest payments than issuers of higher rated securities and obligations. If the Fund purchases unrated securities and obligations, it will depend on its investment adviser's or sub-adviser's analysis of credit risk more heavily than usual.

    - DIVERSIFICATION RISK - is the risk that the Fund's performance may be more susceptible to a single economic, regulatory or technological occurrence than a more diversified investment portfolio. The Fund is subject to diversification risk if the Fund may invest more than 5% of its total assets in the securities of a single issuer with respect to 25% of its total investment portfolio (a Fund is considered diversified, as defined in the Investment Company Act of 1940, if it does not invest more than 5% of its total assets in the securities of a single issuer with respect to 75% of its total investment portfolio).

    - EXTENSION RISK - is the risk that rising interest rates could cause property owners to prepay their mortgages more slowly than expected, resulting in slower prepayments of real estate debt securities. This would, in effect, convert a short or medium-duration REIT security into a longer-duration security, increasing its sensitivity to interest rate changes and causing its price to decline. Duration measures the expected price sensitivity of a fixed income security or portfolio for a given change in interest rates. For example, if interest rates rise by one percent, the value of a security or portfolio having a duration of two years generally will fall by approximately two percent.

    - FUND RISK - is the risk that Fund performance may not meet or exceed that of the market as a whole. The performance of the Fund will depend on the Fund's investment adviser's or sub-adviser's judgment of economic and market policies, trends in

42             INVESTING IN THE FUNDS
      investment yields and monetary policy. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives or the market generally.

    - GROWTH STOCK RISK - is the risk that if the assessment by the Fund's investment adviser or sub-adviser of a company's prospective earnings growth or judgment of how other investors assess the company's earnings growth is wrong, then the value of the company's securities may decrease or not approach the value that the Fund's investment adviser or sub-adviser has placed on it.

    - INCOME RISK - is the risk that the Fund may experience a decline in its income due to falling interest rates.

    - INDEX PERFORMANCE RISK - is the risk that the Fund's ability to replicate the performance of a particular securities index may be affected by, among other things, changes in securities markets, the manner in which the index's sponsor calculates the applicable securities index, the amount and timing of cash flows into and out of the Fund, commissions, sales charges (if any) and other expenses.

    - INFLATION RISK - is the risk that even if the principal value of an investment in the Fund remains constant or increases, or the income from the investment remains constant or increases, their real value may be less in the future because of inflation. Thus, as inflation occurs, the purchasing power of an investor's Fund shares may decline, even if their value in dollars increases.

    - INITIAL PUBLIC OFFERING RISK - is the risk that the Fund will not be able to sustain the positive effect on performance that may result from investments in initial public offerings (IPOs). Investments in IPOs can have a significant positive impact on the Fund's performance. The positive effect of investments of IPOs may not be sustainable because of a number of factors. The Fund may not be able to buy shares in some IPOs, or may be able to buy only a small number of shares. Also, the Fund may not be able to buy the shares at the commencement of the offering, and the general availability and performance of IPOs are dependent on market psychology and economic conditions. The relative performance impact of IPOs is also likely to decline as the Fund grows.

    - INTEREST RATE RISK - is the risk that the value of a debt security, mortgage-backed security or fixed income obligation (including mortgage REITs) will decline due to changes in market interest rates. Generally, when interest rates rise, the value of such a security or obligation decreases. Conversely, when interest rates decline, the value of a debt security, mortgage-backed security or fixed income obligation (including mortgage REITs) generally increases. Long-term debt securities, mortgage-backed securities and fixed income obligations are generally more sensitive to interest rate changes.

    - LARGE COMPANY RISK - is the risk that a portfolio of large capitalization company securities may underperform the market as a whole.

    - LIMITED PORTFOLIO RISK - is the risk that an investment in the Fund may present greater volatility, due to the limited number of issuers of real estate and real estate-related securities, than an investment in portfolio of securities selected form a greater number of issuers. The Fund is subject to limited portfolio risk because the Fund may invest in a smaller number of individual issuers than other portfolios.

    - MARKET RISK - is the risk that equity securities are subject to adverse trends in equity markets. Securities are subject to price movements due to changes in general economic

                                               INVESTING IN THE FUNDS         43
      conditions, the level of prevailing interest rates or investor perceptions of the market. In addition, prices are affected by the outlook for overall corporate profitability. Market prices of equity securities are generally more volatile than debt securities. This may cause a security to be worth less than the price originally paid for it, or less than it was worth an earlier time. Market risk may affect a single issuer or the market as a whole. As a result, a portfolio of such equity securities may underperform the market as a whole.

    - MID SIZE COMPANY RISK - is the risk that securities of mid capitalization companies may be more vulnerable to adverse developments than those of large companies due to such companies' limited product lines, limited markets and financial resources and dependence upon a relatively small management group.

    - PREPAYMENT RISK - is the risk that falling interest rates could cause prepayments of mortgage loans to occur more quickly than expected. This occurs because, as interest rates fall, more property owners refinance the mortgages underlying mortgage REIT securities. The REIT must reinvest the prepayments at a time when interest rates of new mortgage investments are falling, potentially reducing the portion of the REIT's income distributable to the Fund. In addition, when interest rates fall, prices of mortgage loans held by a REIT may not rise as much as for other types of comparable securities because investors may anticipate an increase in mortgage prepayments.

    - REAL ESTATE RISK - is the risk that the value of the Fund's investments may decrease due to fluctuations in rental income, overbuilding and increased competition, casualty and condemnation losses, environmental costs and liabilities, extended vacancies of property, lack of available mortgage funds, government regulation and limitations, increases in property taxes, cash flow dependency, declines in real estate value, physical depreciation of buildings, inability to obtain project financing, increased operating costs and changes in general or local economic conditions.

    - REIT-RELATED RISK - is the risk that the value of the Fund's REIT securities will be adversely affected by changes in the value of the underlying property. In addition, the value of equity or mortgage REIT's could be adversely affected if the REIT fails to qualify for tax-free pass through income under the Internal Revenue Code of 1986 (as amended), or maintain its exemption from registration under the Investment Company Act of 1940.

    - SECTOR RISK - is the risk that the securities of companies within specific industries or sectors of the economy can periodically perform differently than the overall market. This may be due to changes in such things as the regulatory or competitive environment or to changes in investor perceptions regarding a company.

    - SECURITIES LENDING RISK - is the risk that the Fund may experience a delay in the recovery of loaned securities, or even the loss of rights in the collateral deposited by the borrower if the borrower should fail financially. To reduce these risks, the Fund enters into loan arrangements only with institutions that the Fund's investment adviser or sub-adviser has determined are creditworthy.

    - SHORT-TERM TRADING RISK - is the risk that a Fund may trade securities frequently and hold securities in its portfolio for one year or less. Frequent purchases and sales of securities will increase the Fund's transaction costs. Factors that can lead to short-term trading include market volatility, a significant positive or negative development concerning a security, an attempt to maintain a Fund's market capitalization target, and the need to sell a security to meet redemption activity.

44             INVESTING IN THE FUNDS

    - SMALL COMPANY RISK - is the risk that equity securities of small capitalization companies (including small capitalization REIT's) are subject to greater price volatility due to, among other things, such companies' small size, limited product lines, limited access to financing sources and limited management depth. In addition, the frequency and volume of trading of such securities may be less than is typical of larger companies, making them subject to wider price fluctuations. In some cases, there could be difficulties in selling securities of small capitalization companies at the desired time.

    - VALUE STOCK RISK - is the risk that the value of security believed by the Fund's investment adviser or sub-adviser to be undervalued may never reach what such investment adviser or sub-adviser believes is its full value, or that such security's value may decrease.

                                               INVESTING IN THE FUNDS         45

                                                                       [GRAPHIC]

                                                       BUYING AND SELLING SHARES

---------------
REFERENCE POINT
---------------
All Advantus Funds offer Class A, Class B and Class C shares, except for Real Estate Securities Fund (Class A and Class B shares only) and Advantus Money Market Fund, Inc. (a single class of shares).

CHOOSING A SHARE CLASS

You may purchase Class A, Class B or Class C shares of each of the Funds, except Real Estate Securities Fund. You may purchase only Class A or Class B shares of Real Estate Securities Fund. Your decision to purchase a particular class will depend on a number of factors such as the amount you wish to invest, the amount of time you wish to hold on to your investment and whether you intend to make additional investments.

    CLASS A SHARES. If you invest in Class A shares, you will generally pay an initial sales charge. However, you will not be assessed an initial sales charge for purchases of Class A shares of $1 million or more, but a deferred sales charge will be imposed if you sell such shares within one year after the date of purchase. There are several ways to reduce or waive these sales charges that are described in "Reducing Sales Charges" below. Class A shares generally have lower annual operating expenses than Class B and Class C shares.

    CLASS B SHARES. If you invest in Class B shares, you will not pay an initial sales charge. However, if you wish to sell your shares within six years from the date of your purchase, you will pay a deferred sales charge. If you maintain your Class B shares for a certain period of time, your Class B shares will automatically convert to Class A shares in the manner described in "Sales and Distribution Charges" below. Class B shares generally have higher annual operating expenses than Class A shares.

    CLASS C SHARES. If you invest in Class C shares, you will not pay an initial sales charge. Unlike Class B shares, you will not pay a deferred sales charge if you wish to sell your shares. Class C shares generally have higher annual operating expenses than Class A shares. Class C shares will automatically convert to Class A shares in the manner described in "Sales and Distribution Charges" below, but you must hold on to such shares for a longer period of time than Class B shares prior to conversion.

If you qualify for a reduction or waiver of the sales charge you should purchase Class A shares. If you expect to hold shares for a short period of time you may prefer to purchase Class C shares since these shares may be purchased and sold without any initial or deferred sales charge. If you expect to hold shares longer you may prefer to purchase Class B shares since these shares convert to Class A shares sooner than Class C shares.

SALES AND DISTRIBUTION CHARGES

As an investor, you pay certain fees and expenses in connection with each Fund. Sales charges, whether initial or contingent deferred, are paid from your account. Annual fund operating expenses (including distribution and shareholder servicing fees) are paid out of Fund assets, which affects the Fund's share price.

46             BUYING AND SELLING SHARES

CLASS A SHARES. If you purchase Class A shares of the Funds, you will generally pay an initial sales charge. Class A sales charges are calculated as follows:

                                                 SALES CHARGE AS A PERCENTAGE OF:
 Value of Your Total Investment                 Net Offering Price  Amount Invested
 Less than $50,000                          %              5.5              5.82
 At least $50,000 but less than $100,000                   4.5              4.71
 At least $100,000 but less than $250,000                  3.5              3.63
 At least $250,000 but less than $500,000                  2.5              2.56
 At least $500,000 but less than
  $1,000,000                                               2.0              2.04
 At least $1,000,000 and over(1)                             0                 0

 (1) You will not be assessed an initial sales charge for purchases of Class A shares of at least $1 million, but a contingent deferred sales charge of 1.00% will be imposed if you sell such shares within one year after the date of purchase.

The sales charge applicable to your initial investment in the Fund depends on the offering price of your investment. The sales charge applicable to subsequent investments, however, depends on the offering price of that investment plus the current net asset value of your previous investments in the Fund. For example, if you make an initial investment with an offering price of $40,000 you will pay a sales charge equal to 5.5% of your $40,000 investment, but if you already own shares with a current net asset value of $40,000 and you invest in additional shares with an offering price of $10,000 you will pay a sales charge equal to 4.5% of the additional $10,000 since your total investment in the Fund would then be $50,000.

Class A shares are also subject to a shareholder servicing fee (Rule 12b-1 fee). The Fund has adopted a shareholder servicing plan that allows the Fund to pay fees for services provided to shareholders. Because these fees are paid out of the Fund's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. As a percentage of average daily net assets attributable to Class A shares of the Fund, the maximum Rule 12b-1 fee is 0.25%.

CLASS B SHARES. If you wish to sell your Class B shares within six years from the date of your purchase, you will pay a contingent deferred sales charge
(CDSC). The amount of the CDSC on Class B shares depends on the number of years since your purchase was made, the amount of shares originally purchased and the dollar amount being sold. The CDSC is based on the net asset value (NAV) of the shares being sold at the time of your purchase or your sale of such shares, whichever is lower. No CDSC is charged on shares acquired through reinvestment of dividends or capital gains distributions, or on shares held longer than the applicable CDSC period. Class B CDSC is calculated as follows:

                                            BUYING AND SELLING SHARES         47

                                                     CDSC APPLICABLE IN
                                                   YEAR FOLLOWING DATE OF
                                                          PURCHASE
 AMOUNT OF SHARES PURCHASED                      1    2    3    4    5    6
 Less than $50,000                          %   5.0  4.5  3.5  2.5  1.5  1.5
 At least $50,000 but less than $100,000        4.5  3.5  2.5  1.5  1.5    0
 At least $100,000 but less than $250,000       3.5  2.5  1.5  1.5    0    0
 At least $250,000 but less than $500,000       2.5  1.5  1.5    0    0    0
 At least $500,000 but less than
  $1,000,000                                    1.5  1.5    0    0    0    0

Purchase orders for Class B shares of $1 million or more will be treated as orders for Class A shares or declined.

To determine if a CDSC is payable for any redemption of Class B shares, CDSC calculation will be determined in a manner that results in the lowest CDSC charged.

Class B shares are also subject to a Rule 12b-1 fee that is payable at an annual rate of 1.00% of average daily net assets attributable to Class B shares of the Fund.

The Fund uses the proceeds from the CDSC to pay underwriting fees and expenses. The Fund uses the proceeds from Rule 12b-1 fees to pay expenses related to distribution and shareholder services to the Fund. As a result, the combination of the CDSC and Rule 12b-1 fees allows the Fund to sell Class B shares without any initial sales charge. Because these fees are paid out of the Fund's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class B shares will automatically convert to Class A shares on a specified date following your date of purchase. Thereafter, the Class A shares you receive upon conversion will not be subject to the higher annual operating expenses assessed on Class B shares. The conversion will be based on the relative NAVs of the two classes. For a description of NAV, see "Buying Shares" below. The date of conversion is based on the amount of shares purchased and is determined as described in the following table:

                                           CONVERSION DATE FOLLOWING EXPIRATION
 AMOUNT OF SHARES PURCHASED                 OF PERIOD AFTER DATE OF PURCHASE*
 Less than $50,000                                             84 months
 At least $50,000 but less than $100,000                       76 months
 At least $100,000 but less than $250,000                      60 months
 At least $250,000 but less than $500,000                      44 months
 At least $500,000 but less than
  $1,000,000                                                   28 months

   * Conversion will occur on the fifteenth day of the month immediately following the termination of the applicable period. If the fifteenth day falls on a Saturday, Sunday or a national holiday, then conversion will occur on the most recent business day.

48             BUYING AND SELLING SHARES

CLASS C SHARES. Class C shares are sold without an initial sales charge or CDSC.

Class C shares are subject to a Rule 12b-1 fee that is payable at an annual rate of 1.00% of average daily net assets attributable to Class C shares of the Fund. The Fund uses the proceeds from Rule 12b-1 fees to pay expenses related to distribution and shareholder services to the Fund. Because these fees are paid out of the Fund's assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Purchase orders for Class C shares of $1 million or more will be treated as orders for Class A shares or declined.

Class C shares will automatically convert to Class A shares on a specified date following your date of purchase. Thereafter, the Class A shares you receive upon conversion will not be subject to the higher annual operating expenses assessed on Class C shares. The conversion will be based on the relative NAVs of the two classes. Generally, Class C shares must be held longer than Class B shares before such shares automatically convert to Class A shares. Like Class B shares, the date of conversion is based on the amount of shares purchased and is determined as described in the following table:

                                           CONVERSION DATE FOLLOWING EXPIRATION
 AMOUNT OF SHARES PURCHASED                 OF PERIOD AFTER DATE OF PURCHASE*
 Less than $50,000                                             96 months
 At least $50,000 but less than $100,000                       88 months
 At least $100,000 but less than $250,000                      72 months
 At least $250,000 but less than $500,000                      56 months
 At least $500,000 but less than
  $1,000,000                                                   40 months

   * Conversion will occur on the fifteenth day of the month immediately following the termination of the applicable period. If the fifteenth day falls on a Saturday, Sunday or a national holiday, then conversion will occur on the most recent business day.

Since the longer holding period for Class C shares enables the Fund to charge the higher Rule 12b-1 fee for a longer period, the Fund is able to offer Class C shares without an initial sales charge or CDSC.

REDUCING SALES CHARGES

PURCHASES OF SHARES. There are several ways you may reduce sales charges on your purchase of a Fund's shares.

    - LETTER OF INTENT. Lets you purchase Class A shares of a Fund over a 13 month period and receive the same sales charge as if all shares had been purchased at once.

    - COMBINATION PRIVILEGE. Lets you add the value of all shares you already own (Class A, Class B or Class C) in a Fund for purposes of calculating the sales charge.

    - FAMILY AND TRUST PRIVILEGE. Lets you combine purchases of shares of any class of a Fund made by your spouse, children and/or family trust for purposes of calculating the sales charge. If you wish to use this privilege, you must indicate on your account application that you are entitled to the reduced sales charge.

                                            BUYING AND SELLING SHARES         49

    - GROUP PURCHASES. Lets you purchase shares of a Fund with others as a group at a reduced sales charge applicable to the group as a whole. A purchase group must meet criteria established by Securian Financial Services, Inc. (Securian Financial), the Funds' underwriter.
    - AUTOMATIC INVESTMENT PLAN. Lets you automatically invest a specified amount in a Fund each month, which may result in a lower average cost per share through the principle of "dollar cost averaging." The automatic investment plan will not always result in a lower cost per share, nor will it alone reduce your sales charge.
For more information on any of these plans, please contact Advantus Shareholder Services by telephone at: (800) 665-6005.
WAIVER OF SALES CHARGE ON CLASS A SHARE PURCHASES. Class A shares may be offered without any sales charge to the following individuals and institutions:
    - officers, directors, employees, sales representatives and retirees of the Fund, Advantus Capital, CSAM (with respect to Enterprise Fund only), State Street (with respect to Venture Fund only), Securian Financial, Minnesota Life and affiliated companies of Minnesota Life, and their respective spouses, siblings, direct ancestors or direct descendants
    - independent legal counsel to the Funds' independent directors
    - Minnesota Life and its affiliated companies
    - trusts, pension or benefit plans sponsored by or on behalf of Advantus Capital, Securian Financial, Minnesota Life and affiliated companies of Minnesota Life
    - advisory clients of Advantus Capital or other affiliated companies of Minnesota Life
    - employees of sales representatives of Advantus Capital, Minnesota Life or affiliated companies of Minnesota Life
    - certain accounts as to which a bank or broker-dealer charges an account management fee, provided that the bank or broker-dealer has an agreement with Securian Financial
    - certain accounts sold by registered investment advisers
    - investors who, within sixty (60) days after redeeming shares of a class of shares generally subject to either an initial or deferred sales charge issued by a non-Advantus fund, purchase Class A shares with those redemption proceeds from Securian Financial or from a broker-dealer that has entered into an agreement with Securian Financial specifically providing for such net asset value purchase
    - employer-sponsored retirement plans described in Sections 401 or 403, or governmental retirement plans described in Section 457, of the Internal Revenue Code with total plan assets of not less than $500,000
WAIVER OF SALES CHARGES ON CLASS B SHARES. The CDSC for Class B shares will generally be waived in the following cases:
    - upon the automatic conversion of Class B shares to Class A shares;
    - upon the Fund's decision to liquidate accounts with less than the minimum account size;
    - upon a shareholder's death or disability; and

    - in connection with Class B shares redeemed pursuant to a Systematic Withdrawal Plan, limited annually to Class B shares equal in amount to 12% of the value of a shareholder's account in a Fund at the time the Systematic Withdrawal Plan is established.

50             BUYING AND SELLING SHARES

For more information on these waivers, please see the Statement of Additional Information or contact Advantus Shareholder Services or Securian Financial.

BUYING SHARES

You may purchase shares of the Funds on any day the New York Stock Exchange
(NYSE) is open for business. The price for Fund shares is equal to the particular Fund's NAV plus any applicable sales charge. NAV is generally calculated as of the close of normal trading on the NYSE (typically 3:00 p.m. Central time). However, NAV is not calculated for a Fund on: (a) days in which changes in the Fund's portfolio do not materially change the Fund's NAV,
(b) days on which no Fund shares are purchased or sold, and (c) customary national business holidays on which the NYSE is closed for trading.

A Fund's NAV for each class is equal to the Fund's total investments attributable to such class less liabilities attributable to such class divided by the number of shares of such class. To determine NAV, a Fund generally values the Fund's investments based on market quotations. If market quotations are not available for certain Fund investments, the investments are valued based on the fair value of the investments as determined in good faith by the Fund's board of directors. Debt securities may be valued based on calculations furnished to the Fund by a pricing service or by brokers who make a market in such securities.

You may purchase shares through Securian Financial or another authorized broker-dealer or financial services firm (which may independently establish and charge you transaction or other fees for its services). Your purchase order will be priced at the next NAV (plus the applicable initial sales charge for Class A shares) determined after your purchase order is received by the Funds' transfer agent. An order received by the Funds' transfer agent from a financial services firm after NAV is determined that day will nonetheless be processed at that day's NAV if the order was received by the firm from its customer prior to such determination and transmitted to and received by the transfer agent prior to its close of business that day. Other orders received after the close of normal trading on the NYSE will be priced at the NAV calculated on the next day the NYSE is open for trading.

A Fund may reject any purchase order when the Fund determines it would not be in the best interests of the Fund or its shareholders.

You may purchase shares of the Funds in any of the following ways:

BY CHECK.

    - New investors may purchase shares of the Funds by completing an account application and a check payable to "Advantus".

    - All checks must be in U.S. dollars. Cash, money orders, travelers checks, credit card and third-party checks are not accepted. If a check does not clear your bank, the Fund will cancel the purchase. If you purchase shares by check or bank draft and then redeem those shares, the redemption proceeds are not available until your check or draft clears, which may be up to 15 days after the date of purchase.

    - Send the completed application and a check payable to "Advantus" to your registered representative's authorized broker-dealer or other financial services firm. If you do not have a registered representative, send the completed account application and check to:

    Advantus Funds Group
    P.O. Box 9767
    Providence, Rhode Island 02940-9767

                                            BUYING AND SELLING SHARES         51

---------------
REFERENCE POINT
---------------
Please see "Telephone Transactions" or "Internet Transactions" for instructions on how to sell shares by telephone or Internet.
See "Selling Shares - Signature Guarantee" below to determine whether your sale will require a signature guarantee.

    - If you wish to purchase additional shares, please send a check payable to "Advantus" to the above address (referencing your Advantus Fund selection). When purchasing additional shares, certain third-party checks are acceptable. Please contact Advantus Shareholder Services at:
      (800) 665-6005 for more information.

BY WIRE.

    - New investors may also purchase shares of the Funds by Federal Reserve or bank wire through a domestic bank.

    - You should first complete an account application and send it to your registered representative's authorized broker-dealer or other financial services firm. If you do not have a registered representative, send the completed account application to the address referenced above.

    - Prior to wiring any funds, you must contact Advantus Shareholder Services at: (800) 665-6005 for wire instructions. Wire purchases normally take two or more hours to complete. To be accepted the same day, wire purchases must be received by the close of normal trading on the NYSE.

BY INTERNET.

    - Existing Advantus shareholders may also purchase shares via the internet once they have established on-line authorization. Please contact Advantus Shareholder Services at: (800) 665-6005 for more information.

SELLING SHARES

GENERAL. You may sell your shares at any time. You may make such requests by contacting the Fund directly by mail or by telephone or by Internet. Requests by mail should be sent to Advantus Funds Group, P.O. Box 9767, Providence, Rhode Island 02940-9767. You may also sell your shares by sending a facsimile request to Advantus Funds Group at: (508) 871-9960 if no signature guarantee is required.

Shares will be sold at the NAV next calculated after your sale order is received by the Funds' transfer agent less any applicable CDSC (for Class A shares subject to a CDSC and for Class B shares). A sale order received by the Funds' transfer agent from a financial services firm after NAV is calculated that day will nonetheless be processed at that day's NAV if the order was received by the firm from its customer prior to such calculation and transmitted to and received by the transfer agent prior to its close of business that day. Class A shares not otherwise subject to a CDSC and Class C shares may be sold without any charge.

The Fund will forward the sales proceeds to you as soon as possible, but generally no later than seven days after the Fund has received an order. If you designate a bank account with the Fund and wish to sell shares with a value of at least $500, then the proceeds can be wired directly to your bank account. If you elect to have proceeds sent by wire transfer, the current $15.00 wire charge will be deducted from your Fund account.

The amount you receive may be more or less than the original purchase price for your shares.

DELAY ON PURCHASES BY CHECK. Sales proceeds from shares purchased by check or bank draft, other than checks from government agencies, will not be available until your check or draft clears, which may take up to fifteen days after your purchase.

52             BUYING AND SELLING SHARES

SYSTEMATIC WITHDRAWAL PLAN. If you have an account in a Fund with a value of at least $5,000, you may establish a Systematic Withdrawal Plan which allows you to sell a portion of your shares of such Fund for a fixed or variable amount over a period of time. Withdrawal payments for Class A shares purchased in amounts of $1 million or more and for Class B shares may also be subject to a CDSC. As a result, you should carefully consider whether a Systematic Withdrawal Plan is appropriate. More information about the Systematic Withdrawal Plan is provided in the Statement of Additional Information.

MEDALLION SIGNATURE GUARANTEE. In order to protect the Funds and shareholders against fraudulent requests, a medallion signature guarantee may be required in certain cases. No signature guarantee is required if the sale proceeds are less than $50,000 and are to be paid to the registered holder of the account at the address of record for that account. A medallion signature guarantee is required if:

    - sale proceeds are $50,000 or more

    - sale proceeds will be paid to someone other than the registered shareholder

    - sale proceeds will be mailed to an address other than the registered shareholder's address of record

    - instructions were received by the Fund within 30 days before the sale order to change the registered shareholder's address or bank wire instructions

    - shares are to be transferred to another Fund account holder

    - the request is not made by a pre-authorized trustee for a plan, trust or other tax-exempt organization

The Funds reserve the right to require signature guarantees on all sales. If your sale order requires a signature guarantee, the signature guarantee must be an original (not a copy) and must be a medallion signature guarantee provided by a domestic bank or trust company, broker, dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are:

    - Securities Transfer Agents Medallion Program (STAMP)

    - Stock Exchanges Medallion Program (SEMP)

    - New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP)

Signature guarantees from financial institutions which are not participants in a recognized medallion program will not be accepted.

REINSTATEMENT PRIVILEGE. If you sell shares of a Fund, you have a one-time privilege within 90 days after the sale to use some or all of the sale proceeds to purchase shares of any of the Advantus Multiple Class Funds at no sales charge. Following your sale of Class A or Class B shares, you will be entitled to purchase only Class A shares under this reinstatement privilege. Any CDSC incurred in connection with the prior sale of Class A or B shares within a 90 day period will not be refunded to a shareholder's account. Following your sale of Class C shares, you will be entitled to purchase only Class C shares under this reinstatement privilege.

                                            BUYING AND SELLING SHARES         53

---------------
REFERENCE POINT
---------------
Please see "Telephone Transactions" or "Internet Transactions" for instructions on how to exchange shares by telephone or Internet.
---------------
REFERENCE POINT
---------------
Please see "Selling Shares" and "Exchanging Shares" for sale and exchange details.

EXCHANGING SHARES

You may exchange some or all of your shares of a Fund for shares of the same class of any other Advantus Multiple Class Fund or for shares of Advantus Money Market Fund, Inc. (Money Market Fund) provided the other Advantus Fund is available in your state. If you are considering an exchange into another Advantus Fund you should obtain the prospectus for that fund and read it carefully. Exchanges may only be made between Advantus Fund accounts with identical registrations. You may make exchanges by contacting the Fund by mail or by telephone or by Internet. Purchases by exchange are subject to the minimum investment requirements for the Advantus Funds. You may exchange your shares up to twelve times a year without restriction or charge. A $7.50 service fee will then be imposed on subsequent exchanges. The Fund reserves the right to change the terms of and impose additional limitations and charges on exchanges after giving 60 days' prior notice to shareholders.

Frequent exchanges may interfere with Fund management or operations and drive up Fund costs. The Fund is not designed for market timers, or for large or frequent transfers. To protect shareholders, the Fund may restrict or refuse purchases or exchanges by market timers. You will be considered to be a market timer if you have: (i) requested an exchange out of any Advantus Fund within two weeks of an earlier exchange request, or (ii) exchanged shares out of any Advantus Fund more than three times in a calendar quarter, or (iii) exchanged shares equal to at least $1 million, or more than 1% of the net assets of any class of shares of any Advantus Fund, or (iv) followed what otherwise seems to be a timing pattern in the exercise of exchange or transfer rights. Accounts under common control or ownership are combined for the purpose of determining these limitations.

Exchanges will be made based on the NAVs of the shares. No additional purchase or sales charges will generally be imposed on exchanges for shares. However, exchanges of shares from Money Market Fund are subject to applicable sales charges of the Advantus Fund being purchased, unless the Money Market Fund shares were previously acquired by an exchange from Class A or Class B shares of another Advantus Fund or by reinvestment or cross-reinvestment of dividends or capital gain distributions. If Class B shares are acquired by exchange of Class B shares of another Advantus Fund and later sold, any CDSC on such sale will be calculated as if no previous exchange occurred. However, shares of the Money Market Fund acquired by exchange from Class B shares will still be subject to the CDSC. The CDSC will be calculated without including the period that shares of the Money Market Fund are held.

You may also elect to systematically exchange Fund shares for shares of other Advantus Funds on a monthly basis. Systematic exchanges must be for an exchange amount of at least $50.

More information about exchanging shares is provided in the Statement of Additional Information.

TELEPHONE TRANSACTIONS

You may sell or exchange Fund shares by telephone. You will automatically have the right to initiate such telephone transactions unless you elect not to do so on your account application. You may initiate telephone transactions by calling Advantus Shareholder Services at: (800) 665-6005. Automated service is available 24 hours a day or you may speak to a service representative Monday through Friday, from 7:30 a.m. to 5:15 p.m. (Central time). The maximum amount of shares you may sell by telephone is $50,000.

54             BUYING AND SELLING SHARES

During periods of economic or market changes, you may experience difficulty in selling or exchanging shares due to a heavy volume of telephone calls. In such a case, you should consider submitting a written request as an alternative to a telephone sale or exchange. The Fund reserves the right to change, terminate or impose a fee on, telephone sale and exchange privileges after giving 60 days' prior notice to shareholders.

Unless you decline telephone privileges on your account application, you may be responsible for any fraudulent telephone order as long as the Fund takes reasonable measures to verify the order.

INTERNET TRANSACTIONS

PURCHASE, EXCHANGE AND REDEMPTION OF SHARES. The Advantus Funds maintain a web site located at www.advantusfunds.com. Existing Advantus Funds shareholders may purchase, exchange and redeem shares, and access account information such as account balance and the Fund's NAVs. In order to engage in transactions on our web site, you must first authorize us to transmit account information on-line and accept our policies and procedures. Please contact Advantus Shareholder Services at: (800) 665-6005. You may need to have bank account information or other information to complete the authorization process.

You may be responsible for any fraudulent Internet transactions as long as the Fund takes reasonable measures to verify the order.

ELECTRONIC DELIVERY OF DOCUMENTS. If you would like to have annual and semi-annual shareholder reports and updated prospectuses delivered to you electronically, rather than on paper, please visit our web site at www.advantusfunds.com.

ACCOUNT REQUIREMENTS

MINIMUM INVESTMENT AMOUNTS. A minimum initial investment of $1,000 is required to open your account in a Fund, except that $500 is the minimum initial investment required to open a qualified account or an account in which you have agreed to make investments of not less than $50 under an automatic investment plan ($25 for an automatic investment plan established prior to December 2, 2002). The minimum amount required for a subsequent investment in all types of accounts is $50.

MINIMUM ACCOUNT BALANCE. If for any reason the shares in your account have a value of less than $150 in 2002, or $500 in subsequent years, the Fund has the right to close your account. The Fund usually makes this determination in December of each year. You will be given at least 60 days' written notice to add funds to your account and reestablish the minimum balance.

LOW BALANCE FEE. The Fund will deduct a $10 annual fee from your account in December of each year if your account balance at that time is below $2,000. The low balance fee is waived for qualified accounts and for investors who have aggregate Advantus Fund account assets of $25,000 or more (only shares held directly in the investor's name, rather than in a broker's name, are aggregated for this purpose).

                                            BUYING AND SELLING SHARES         55

                                                                       [GRAPHIC]

                                                         DISTRIBUTIONS AND TAXES

--------------------
FOR YOUR INFORMATION
--------------------
The redemption or exchange of Fund shares may generate a taxable event for you. Depending on the purchase price and the sale price of the shares you redeem or exchange, you may incur a gain or loss.

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Each Fund pays its shareholders dividends from its net investment income, and distributes any net capital gains that it has realized. Dividends, if any, are paid quarterly and net capital gains distributions are generally paid once a year. Distributions on Class A shares will generally be higher than Class B and Class C share distributions due to higher Rule 12b-1 fees applicable to Class B and Class C shares. Your distributions will be reinvested in additional shares of the Fund unless you instruct the Fund otherwise. Distributions of these additional shares are made at the NAV of the payment date. There are no fees or sales charges on reinvestments. If you wish to receive cash distributions, you may authorize the Fund to do so in your account application or by writing to Advantus Shareholder Services. If your cash distribution checks cannot be delivered by the postal or other delivery service to your address of record, all distributions will automatically be reinvested in additional shares of the Fund. No interest will be paid on amounts represented by uncashed distribution checks.

You may elect to have dividends invested in shares of the Money Market Fund or in shares of the same class of another Advantus Multiple Class Fund described in "Advantus Family of Funds" below. Dividends are valued at the NAV of such other Advantus Fund on the dividend payment date. To qualify for this privilege, you must maintain a minimum account balance of $500 in the Fund and the other applicable Advantus Fund. You must request this privilege by writing to Advantus Funds Group, P.O. Box 9767, Providence, Rhode Island 02940-9767.

TAXES

You will be taxed on both dividends and capital gains distributions paid by a Fund (unless you hold your shares through an IRA or other tax-deferred retirement account). Dividends and distributions are subject to tax regardless of whether they are automatically invested or are received in cash. Dividends paid from the Fund's investment income will be taxed as ordinary income. Capital gains distributions will be taxed as long-term capital gains, regardless of the length of time for which you have held your shares. Long-term capital gains are currently taxable to individuals at a maximum federal tax rate of 20%. If you purchase shares of the Fund before dividends or capital gains distributions, such dividends and distributions will reduce the NAV per share by the amount of such dividends and distributions. Furthermore, you will be subject to taxation on such dividends and distributions.

56             DISTRIBUTIONS AND TAXES

If you sell your shares, you will generally realize a capital gain or loss. Any gain will be treated as short-term if you have held the shares for one year or less, and long-term if you have held the shares more than one year. Short-term capital gains are taxed as ordinary income, while long-term capital gains are subject to a maximum federal tax rate of 20%. If you exchange your shares in a Fund for shares of another Advantus Fund, the exchange will be treated as a sale for federal tax purposes, and you will be taxed on any capital gain you realize on the sale.

A Fund makes changes in its portfolio that Advantus Capital or the Fund's investment sub-adviser, if any, deems advisable. The Fund's portfolio turnover may cause the Fund to realize capital gains which, when distributed to shareholders, will be taxable to them.

You will receive an annual statement from the Fund providing detailed information concerning the federal tax status of distributions you have received during the year.

The above is only a general discussion of the federal income tax consequences of an investment in a Fund. For more information, see the Statement of Additional Information. You should consult your own tax adviser for the specific federal, state or local tax consequences to you of an investment in a Fund.

                                              DISTRIBUTIONS AND TAXES         57

                                                                       [GRAPHIC]

                                                            FINANCIAL HIGHLIGHTS

The following table describes each Fund's performance for the fiscal periods indicated. "Total return" shows how much your investment in the Fund would have increased (or decreased) during each period, assuming you had reinvested all dividends and distributions. These figures have been audited by KPMG LLP, the Funds' independent auditor, whose report, along with the Funds' financial statements, are included in the annual report, which is available upon request.

Per share data for a share of capital stock and selected information for each period are as follows for each Fund:

CORNERSTONE FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS A
                                            Period From
                                           October 1, 2001 to               Year Ended September 30,
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of
  Period                               $           12.59           15.08     15.14     13.88     18.68     15.06
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Income (Loss)                     .08             .09       .06       .15       .16       .14
    Net Gains (Losses) (both
     realized and unrealized)                       (.78)          (2.50)      .13      1.26     (3.04)     5.19
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                  (.70)          (2.41)      .19      1.41     (2.88)     5.33
                                           ----------------------------------------------------------------------
 Less Distributions:
    Dividends from Net Investment
     Income                                         (.08)           (.08)     (.05)     (.15)     (.16)     (.14)
    Distributions from Net Realized
     Gains                                            --              --      (.13)       --     (1.76)    (1.57)
    Excess Distributions of Net
     Realized Gain                                    --              --      (.06)       --        --        --
    Tax Return of Capital                             --              --      (.01)       --        --        --
                                           ----------------------------------------------------------------------
       Total Distributions                          (.08)           (.08)     (.25)     (.15)    (1.92)    (1.71)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Period        $           11.81           12.59     15.08     15.14     13.88     18.68
                                           ======================================================================
 Total Return (a)                      %           (5.72)         (15.97)     1.26     10.13    (16.45)    38.35
 Net Assets, End of Period (in
  thousands)                           $          57,947          65,766    81,389    92,657    93,833   107,322
 Ratios to Average Net Assets:
    Expenses                           %            1.24(b)         1.24      1.24      1.21      1.16      1.08
    Net Investment Income              %             .70(b)          .61       .43       .94       .98       .85
    Expenses Without Waivers           %            1.41(b)         1.39      1.34      1.23      1.25      1.28
    Net Investment Income Without
     Waivers                           %             .53(b)          .46       .33       .92       .89       .65
 Portfolio Turnover Rate
  (excluding short-term securities)    %            95.3           147.9     180.1      78.7     114.4      87.7

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

58             FINANCIAL HIGHLIGHTS

CORNERSTONE FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS B
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of
  Period                               $           12.38           14.86     14.97     13.73     18.52     14.92
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Income (Loss)                      --            (.02)     (.02)      .03       .03        --
    Net Gains (Losses) (both
     realized and unrealized)                       (.77)          (2.46)      .10      1.24     (3.02)     5.18
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                  (.77)          (2.48)      .08      1.27     (2.99)     5.18
                                           ----------------------------------------------------------------------
 Less Distributions:
    Dividends from Net Investment
     Income                                         (.01)             --        --      (.03)     (.04)     (.01)
    Distributions from Net Realized
     Gains                                            --              --      (.13)       --     (1.76)    (1.57)
    Excess Distributions of Net
     Realized Gain                                    --              --      (.06)       --        --        --
                                           ----------------------------------------------------------------------
       Total Distributions                          (.01)             --      (.19)     (.03)    (1.80)    (1.58)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Period        $           11.60           12.38     14.86     14.97     13.73     18.52
                                           ======================================================================
 Total Return (a)                      %           (6.40)         (16.61)      .54      9.26    (17.21)    37.68
 Net Assets, End of Period (in
  thousands)                           $           6,190           8,382    12,615    18,611    21,176    21,405
 Ratios to Average Net Assets:
    Expenses                           %            1.99(b)         1.99      1.99      1.96      1.95      1.98
    Net Investment Income (Loss)       %            (.05)(b)        (.14)     (.29)      .20       .18      (.05)
    Expenses Without Waivers           %            2.16(b)         2.14      2.09      1.96      1.95      1.98
    Net Investment Income (Loss)
     Without Waivers                   %            (.22)(b)        (.29)     (.39)      .20       .18      (.05)
 Portfolio Turnover Rate
  (excluding short-term securities)    %            95.3          147.90     180.1      78.7     114.4      87.7

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to annual basis.

                                                 FINANCIAL HIGHLIGHTS         59

CORNERSTONE FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS C
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of
  Period                               $           12.35           14.82     14.93     13.68     18.48     14.94
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Income (Loss)                      --            (.02)     (.02)      .03       .03        --
    Net Gains (Losses) (both
     realized and unrealized)                       (.78)          (2.45)      .10      1.25     (3.04)     5.12
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                  (.78)          (2.47)      .08      1.28     (3.01)     5.12
                                           ----------------------------------------------------------------------
 Less Distributions:
    Dividends from Net Investment
     Income                                         (.01)             --        --      (.03)     (.03)     (.01)
    Distributions from Net Realized
     Gains                                            --              --      (.13)       --     (1.76)    (1.57)
    Excess Distributions of Net
     Realized Gain                                    --              --      (.06)       --        --        --
    Tax Return of Capital                             --              --        --        --        --        --
                                           ----------------------------------------------------------------------
       Total Distributions                          (.01)             --      (.19)     (.03)    (1.79)    (1.58)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Period        $           11.56           12.35     14.82     14.93     13.68     18.48
                                           ======================================================================
 Total Return (a)                      %           (6.42)         (16.58)      .54      9.35    (17.28)    37.10
 Net Assets, End of Period (in
  thousands)                           $             680             873     1,281     2,015     3,094     3,399
 Ratios to Average Net Assets:
    Expenses                           %            1.99(b)         1.99      1.99      1.96      1.95      1.98
    Net Investment Income (Loss)       %            (.05)(b)        (.14)     (.29)      .21       .18      (.05)
    Expenses Without Waivers           %            2.16(b)         2.14      2.09      1.96      1.95      1.98
    Net Investment Income (Loss)
     Without Waivers                   %            (.22)(b)        (.29)     (.39)      .21       .18      (.05)
 Portfolio Turnover Rate
  (excluding short-term securities)    %            95.3           147.9     180.1      78.7     114.4      87.7

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

60             FINANCIAL HIGHLIGHTS

ENTERPRISE FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS A
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of
  Period                               $            7.20           20.77     14.56     11.32     15.90     15.94
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Loss                             (.08)           (.03)     (.19)     (.14)     (.13)     (.04)
    Net Gains (Losses) (both
     realized and unrealized)                       (.68)          (7.07)     6.40      3.38     (4.45)     1.74
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                  (.76)          (7.10)     6.21      3.24     (4.58)     1.70
                                           ----------------------------------------------------------------------
 Less Distributions:
    Distributions from Net Realized
     Gains                                            --           (6.47)       --        --        --     (1.74)
                                           ----------------------------------------------------------------------
       Total Distributions                            --           (6.47)       --        --        --     (1.74)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Period        $            6.44            7.20     20.77     14.56     11.32     15.90
                                           ======================================================================
 Total Return (a)                      %          (10.56)         (44.09)    42.65     28.62    (28.81)    12.88
 Net Assets, End of Period
  (in thousands)                       $          27,357          30,744    56,087    40,009    31,844    44,102
 Ratios to Average Net Assets:
    Expenses                           %            1.38(b)         1.38      1.25      1.33      1.27      1.28
    Net Investment Income (Loss)       %           (1.14)(b)       (1.00)     (.92)     (.97)     (.91)     (.32)
    Expenses Without Waivers           %            1.69(b)         1.60      1.43      1.45      1.44      1.48
    Net Investment Income (Loss)
     Without Waivers                   %           (1.45)(b)       (1.22)    (1.10)    (1.09)    (1.08)     (.52)
 Portfolio Turnover Rate (excluding
  short-term securities)               %            62.2          105.40     181.5      99.3      71.1      65.8

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

                                                 FINANCIAL HIGHLIGHTS         61

ENTERPRISE FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS B
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of
  Period                               $            6.51           19.63     13.88     10.88     15.42     15.64
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Loss                             (.16)           (.07)     (.35)     (.26)     (.24)     (.18)
    Net Gains (Losses) (both
     realized and unrealized)                       (.57)          (6.58)     6.10      3.26     (4.30)     1.70
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                  (.73)          (6.65)     5.75      3.00     (4.54)     1.52
                                           ----------------------------------------------------------------------
 Less Distributions:
    Distributions from Net Realized
     Gains                                            --           (6.47)       --        --        --     (1.74)
                                           ----------------------------------------------------------------------
       Total Distributions                            --           (6.47)       --        --        --     (1.74)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Period        $            5.78            6.51     19.63     13.88     10.88     15.42
                                           ======================================================================
 Total Return (a)                      %          (11.22)         (44.59)    41.43     27.57    (29.44)    11.89
 Net Assets, End of Period (in
  thousands)                           $           3,345           4,440     9,086     6,491     5,903     7,683
 Ratios to Average Net Assets:
    Expenses                           %            2.23(b)         2.23      2.10      2.18      2.14      2.18
    Net Investment Income (Loss)       %           (1.99)(b)       (1.85)    (1.77)    (1.82)    (1.77)    (1.60)
    Expenses Without Waivers           %            2.44(b)         2.35      2.10      2.18      2.14      2.18
    Net Investment Income (Loss)
     Without Waivers                   %           (2.20)(b)       (1.97)    (1.77)    (1.82)    (1.77)    (1.60)
 Portfolio Turnover Rate (excluding
  short-term securities)               %            62.2           105.4     181.5      99.3      71.1      65.8

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

62             FINANCIAL HIGHLIGHTS

ENTERPRISE FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS C
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of
  Period                               $            6.50           19.62     13.87     10.87     15.41     15.63
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Loss                             (.15)           (.05)     (.36)     (.27)     (.26)     (.23)
    Net Gains (Losses) (both
     realized and unrealized)                       (.57)          (6.60)     6.11      3.27     (4.28)     1.75
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                  (.72)          (6.65)     5.75      3.00     (4.54)     1.52
                                           ----------------------------------------------------------------------
 Less Distributions:
    Distributions from Net Realized
     Gains                                            --           (6.47)       --        --        --     (1.74)
                                           ----------------------------------------------------------------------
       Total Distributions                            --           (6.47)       --        --        --     (1.74)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Period        $            5.78            6.50     19.62     13.87     10.87     15.41
                                           ======================================================================
 Total Return (a)                      %          (11.21)         (44.54)    41.46     27.48    (29.40)    11.89
 Net Assets, End of Period (in
  thousands)                           $             421             541     1,079       812       780     1,133
 Ratios to Average Net Assets:
    Expenses                           %            2.23(b)         2.23      2.10      2.18      2.14      2.18
    Net Investment Income (Loss)       %           (1.99)(b)       (1.85)    (1.77)    (1.82)    (1.78)    (1.75)
    Expenses Without Waivers           %            2.44(b)         2.35      2.10      2.18      2.14      2.18
    Net Investment Income (Loss)
     Without Waivers                   %           (2.20)(b)       (1.97)    (1.77)    (1.82)    (1.78)    (1.75)
 Portfolio Turnover Rate (excluding
  short-term securities)               %            62.2           105.4     181.5      99.3      71.1      65.8

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

                                                 FINANCIAL HIGHLIGHTS         63

HORIZON FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS A
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of Year    $           12.63           31.08     26.88     23.59     23.06     23.07
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Loss                             (.07)           (.16)     (.28)     (.16)     (.09)     (.08)
    Net Gains (Losses) (both
     realized and unrealized)                      (1.33)         (13.38)     5.41      5.77      3.48      4.89
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                 (1.40)         (13.54)     5.13      5.61      3.39      4.81
                                           ----------------------------------------------------------------------
 Less Distributions:
    Distributions from Net Realized
     Gains                                            --           (4.91)     (.93)    (2.32)    (2.86)    (4.82)
                                           ----------------------------------------------------------------------
       Total Distributions                            --           (4.91)     (.93)    (2.32)    (2.86)    (4.82)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Year          $           11.23           12.63     31.08     26.88     23.59     23.06
                                           ======================================================================
 Total Return (a)                      %          (11.08)         (49.46)    19.26     24.74     16.38     24.96
 Net Assets, End of Year
  (in thousands)                       $          21,830          27,603    63,568    56,581    47,183    40,192
 Ratios to Average Net Assets:
    Expenses                           %            1.35(b)         1.35      1.33      1.30      1.36      1.43
    Net Investment Income (Loss)       %            (.58)(b)        (.85)     (.89)     (.61)     (.39)     (.39)
    Expenses Without Waivers           %            2.17(b)         1.81      1.42      1.30      1.37      1.48
    Net Investment Income (Loss)
     Without Waivers                   %           (1.40)(b)       (1.32)     (.97)     (.61)     (.40)     (.44)
 Portfolio Turnover Rate (excluding
  short-term securities)               %            67.6           129.6     109.3      60.1      72.6      71.5

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

64             FINANCIAL HIGHLIGHTS

HORIZON FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS B
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of Year    $           11.62           29.26     25.54     22.65     22.41     22.65
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Loss                             (.16)           (.30)     (.49)     (.32)     (.22)     (.19)
    Net Gains (Losses) (both
     realized and unrealized)                      (1.19)         (12.43)     5.14      5.53      3.32      4.77
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                 (1.35)         (12.73)     4.65      5.21      3.10      4.58
                                           ----------------------------------------------------------------------
 Less Distributions:
    Distributions from Net Realized
     Gains                                            --           (4.91)     (.93)    (2.32)    (2.86)    (4.82)
                                           ----------------------------------------------------------------------
       Total Distributions                            --           (4.91)     (.93)    (2.32)    (2.86)    (4.82)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Year          $           10.27           11.62     29.26     25.54     22.65     22.41
                                           ======================================================================
 Total Return (a)                      %          (11.71)         (49.85)    18.40     23.93     15.48     24.25
 Net Assets, End of Year (in
  thousands)                           $           7,507          10,679    26,878    23,561    17,100    11,684
 Ratios to average net assets:
    Expenses                           %            2.10(b)         2.10      2.08      2.04      2.07      2.18
    Net Investment Income (Loss)       %           (1.33)(b)       (1.60)    (1.63)    (1.34)    (1.11)    (1.13)
    Expenses Without Waivers           %            2.92(b)         2.56      2.17      2.04      2.07      2.18
    Net Investment Income (Loss)
     Without Waivers                   %           (2.15)(b)       (2.07)    (1.72)    (1.34)    (1.11)    (1.13)
 Portfolio Turnover Rate (excluding
  short-term securities)               %            67.6          129.60     109.3      60.1      72.6      71.5

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

                                                 FINANCIAL HIGHLIGHTS         65

HORIZON FUND

 FINANCIAL HIGHLIGHTS                                                     CLASS C
                                            Period From                     Year Ended September 30,
                                           October 1, 2001 to
                                           July 31, 2002           '01       '00       '99       '98       '97
 Net Asset Value, Beginning of Year    $           11.71           29.44     25.69     22.79     22.38     22.67
                                           ----------------------------------------------------------------------
 Income from Investment Operations:
    Net Investment Loss                             (.16)           (.30)     (.51)     (.36)     (.24)     (.20)
    Net Gains (Losses) (both
     realized and unrealized)                      (1.21)         (12.52)     5.19      5.58      3.51      4.73
                                           ----------------------------------------------------------------------
       Total from Investment
        Operations                                 (1.37)         (12.82)     4.68      5.22      3.27      4.53
                                           ----------------------------------------------------------------------
 Less Distributions:
    Distributions from Net Realized
     Gains                                            --           (4.91)     (.93)    (2.32)    (2.86)    (4.82)
                                           ----------------------------------------------------------------------
       Total Distributions                            --           (4.91)     (.93)    (2.32)    (2.86)    (4.82)
                                           ----------------------------------------------------------------------
 Net Asset Value, End of Year          $           10.34           11.71     29.44     25.69     22.79     22.38
                                           ======================================================================
 Total Return (a)                      %          (11.71)         (49.84)    18.37     23.82     15.74     24.03
 Net Assets, End of Year (in
  thousands)                           $             658             988     2,396     2,540     2,299     1,754
 Ratios to Average Net Assets:
    Expenses                           %            2.10(b)         2.10      2.08      2.04      2.07      2.18
    Net Investment Income (Loss)       %           (1.33)(b)       (1.60)    (1.63)    (1.34)    (1.10)    (1.14)
    Expenses Without Waivers           %            2.92(b)         2.56      2.17      2.04      2.07      2.18
    Net Investment Income (Loss)
     Without Waivers                   %           (2.15)(b)       (2.07)    (1.72)    (1.34)    (1.10)    (1.14)
 Portfolio Turnover Rate (excluding
  short-term securities)               %            67.6           129.6     109.3      60.1      72.6      71.5

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.

66             FINANCIAL HIGHLIGHTS

INDEX 500 FUND

 FINANCIAL HIGHLIGHTS                                          CLASS A
                                                          Year Ended July 31
                                             '02       '01       '00       '99       '98
 Net Asset Value, Beginning of Year    $     15.92     18.93     17.74     15.06     12.89
                                           ------------------------------------------------
 Income from Investment Operations:
    Net Investment Income (Loss)               .11       .12       .10       .11       .10
    Net Gains (Losses) (both
     realized and unrealized)                (3.94)    (2.98)     1.27      2.74      2.21
                                           ------------------------------------------------
       Total from Investment
        Operations                           (3.83)    (2.86)     1.37      2.85      2.31
                                           ------------------------------------------------
 Less Distributions:
    Dividends from Net Investment
     Income                                   (.09)     (.10)     (.03)     (.10)     (.12)
    Distributions from Net Realized
     Gains                                      --      (.05)     (.15)     (.07)     (.02)
                                           ------------------------------------------------
       Total Distributions                    (.09)     (.15)     (.18)     (.17)     (.14)
                                           ------------------------------------------------
 Net Asset Value, End of Year          $     12.00     15.92     18.93     17.74     15.06
                                           ================================================
 Total Return (a)                      %    (24.14)   (15.12)     7.67     19.13     18.19
 Net Assets, End of Year (in
  thousands)                           $    18,196    24,870    24,723    25,498    15,711
 Ratios to Average Net Assets:
    Expenses                           %       .75       .75       .75       .75       .74
    Net Investment Income (Loss)       %       .77       .72       .52       .64       .83
    Expenses Without Waivers           %      1.53      1.43      1.38      1.43      1.81
    Net Investment Income (Loss)
     Without Waivers                   %      (.01)      .04      (.11)     (.04)     (.24)
 Portfolio Turnover Rate (excluding
  short-term securities)               %      13.6      17.2      42.6      25.3      59.2

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         67

INDEX 500 FUND

 FINANCIAL HIGHLIGHTS                                          CLASS B
                                                          Year Ended July 31
                                             '02       '01       '00       '99       '98
 Net Asset Value, Beginning of Year    $     15.66     18.68     17.64     15.01     12.87
                                           ------------------------------------------------

 Income from Investment Operations:

    Net Investment Income (Loss)              (.01)     (.02)     (.06)     (.03)      .02

    Net Gains (Losses) (both
     realized and unrealized)                (3.86)    (2.93)     1.25      2.73      2.17
                                           ------------------------------------------------

       Total from Investment
        Operations                           (3.87)    (2.95)     1.19      2.70      2.19
                                           ------------------------------------------------

 Less Distributions:

    Dividends from Net Investment
     Income                                   (.01)     (.02)       --        --      (.03)

    Distributions from Net Realized
     Gains                                      --      (.05)     (.15)     (.07)     (.02)
                                           ------------------------------------------------

       Total Distributions                    (.01)     (.07)     (.15)     (.07)     (.05)
                                           ------------------------------------------------

 Net Asset Value, End of Year          $     11.78     15.66     18.68     17.64     15.01
                                           ================================================

 Total Return (a)                      %    (24.80)   (15.77)     6.71     18.10     17.17

 Net Assets, End of Year (in
  thousands)                           $    14,559    21,931    28,077    24,202    11,832

 Ratios to Average Net Assets:

    Expenses                           %      1.60      1.60      1.60      1.60      1.60

    Net Investment Income (Loss)       %      (.08)     (.11)     (.33)     (.21)     (.06)

    Expenses Without Waivers           %      2.28      2.18      2.13      2.16      2.51

    Net Investment Income (Loss)
     Without Waivers                   %      (.76)     (.69)     (.86)     (.77)     (.97)

 Portfolio Turnover Rate (excluding
  short-term securities)               %      13.6      17.2      42.6      25.3      59.2

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

68             FINANCIAL HIGHLIGHTS

INDEX 500 FUND

 FINANCIAL HIGHLIGHTS                                          CLASS C
                                                          Year Ended July 31
                                             '02       '01       '00       '99       '98
 Net Asset Value, Beginning of Year    $     15.63     18.64     17.60     14.97     12.85
                                           ------------------------------------------------

 Income from Investment Operations:

    Net Investment Income (Loss)              (.01)     (.03)     (.06)     (.03)      .01

    Net Gains (Losses) (both
     realized and unrealized)                (3.86)    (2.91)     1.25      2.73      2.16
                                           ------------------------------------------------

       Total from Investment
        Operations                           (3.87)    (2.94)     1.19      2.70      2.17
                                           ------------------------------------------------

 Less Distributions:

    Dividends from Net Investment
     Income                                   (.01)     (.02)       --        --      (.03)

    Distributions from Net Realized
     Gains                                      --      (.05)     (.15)     (.07)     (.02)
                                           ------------------------------------------------

       Total Distributions                    (.01)     (.07)     (.15)     (.07)     (.05)
                                           ------------------------------------------------

 Net Asset Value, End of Year          $     11.75     15.63     18.64     17.60     14.97
                                           ================================================

 Total Return (a)                      %    (24.80)   (15.80)     6.73     18.03     17.09

 Net Assets, End of Year (in
  thousands)                           $     1,605     2,291     3,168     2,910     1,508

 Ratios to Average Net Assets:

    Expenses                           %      1.60      1.60      1.60      1.60      1.60

    Net Investment Income (Loss)       %      (.08)     (.11)     (.33)     (.21)     (.06)

    Expenses Without Expense Waivers   %      2.28      2.18      2.13      2.16      2.51

    Net Investment Income (Loss)
     Without Waivers                   %      (.76)     (.69)     (.86)     (.77)     (.97)

 Portfolio Turnover Rate (excluding
  short-term securities)               %      13.6      17.2      42.6      25.3      59.2

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         69

REAL ESTATE SECURITIES FUND

 FINANCIAL HIGHLIGHTS                                                        CLASS A
                                                                                        PERIOD FROM
                                                               YEAR ENDED JULY 31       FEBRUARY 25,
                                                                                        1999(C) TO
                                                            '02       '01       '00     JULY 31, 1999
 Net Asset Value, Beginning of Year                   $     11.67     11.23     10.25        10.02
                                                          ---------------------------------------------
 Income from Investment Operations:
    Net Investment Income                                     .32       .51       .43          .18
    Net Gains
     (both realized and unrealized)                          1.01       .47      1.00          .31
                                                          ---------------------------------------------
       Total from Investment Operations                      1.33       .98      1.43          .49
                                                          ---------------------------------------------
 Less Distributions:
    Distributions from Net Investment Income                 (.28)     (.54)     (.41)        (.18)
    Distributions from Net Realized Gains                    (.79)       --      (.04)          --
    Excess Distributions of Net Investment Income              --        --        --         (.08)
                                                          ---------------------------------------------
       Total Distributions                                  (1.07)     (.54)     (.45)        (.26)
                                                          ---------------------------------------------
 Net Asset Value, End of Year                         $     11.93     11.67     11.23        10.25
                                                          =============================================
 Total Return (a)                                     %     12.31      9.10     14.89         4.78
 Net Assets, End of Year (in thousands)               $    32,269    17,336    11,704        6,113
 Ratios to Average Net Assets:
    Expenses                                          %      1.50      1.50      1.50         1.50(b)
    Net Investment Income                             %      2.83      4.29      4.26         4.09(b)
    Expenses Without Waivers                          %      1.69      1.99      2.72         3.49(b)
    Net Investment Income Without Waivers             %      2.64      3.81      3.04         2.10(b)
 Portfolio Turnover Rate (excluding short-term
  securities)                                         %     101.2     173.1     116.8         51.5

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.
 (b)  Adjusted to an annual basis.
 (c)  Date shares became effectively registered.

70             FINANCIAL HIGHLIGHTS

REAL ESTATE SECURITIES FUND

 FINANCIAL HIGHLIGHTS                                       CLASS B

                                                          PERIOD FROM
                                                          NOVEMBER 28,
                                                          2001(C) TO
                                                          JULY 31,
                                                            2002
 Net Asset Value, Beginning of Year                   $       11.56
                                                          ------------

 Income from Investment Operations:

    Net Investment Income                                       .11
    Net Gains
     (both realized and unrealized)                            1.23
                                                          ------------

       Total from Investment Operations                        1.34
                                                          ------------

 Less Distributions:

    Distributions from Net Investment Income                   (.22)

    Distributions from Net Realized Gains                      (.79)

    Excess Distributions of Net Investment Income                --
                                                          ------------

       Total Distributions                                    (1.01)
                                                          ------------

 Net Asset Value, End of Year                         $       11.89
                                                          ============

 Total Return (a)                                     %        7.75

 Net Assets, End of Year (in thousands)               $       1,131

 Ratios to Average Net Assets:

    Expenses                                          %        2.40(b)

    Net Investment Income                             %        1.29(b)

    Expenses Without Waivers                          %        2.44(b)

    Net Investment Income Without Waivers             %        1.25(b)

 Portfolio Turnover Rate (excluding short-term
  securities)                                         %       101.2

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges. For periods less than one year, total return has not been annualized.

 (b)  Adjusted to an annual basis.

 (c)  Inception date of the Class B shares.

                                                 FINANCIAL HIGHLIGHTS         71

VENTURE FUND

 FINANCIAL HIGHLIGHTS                                            CLASS A
                                                            Year Ended July 31
                                             '02       '01       '00       '99         '98
 Net Asset Value, Beginning of Year    $     15.05     11.47     11.20      12.03       11.73
                                           ----------------------------------------------------

 Income from Investment Operations:

    Net Investment Income (Loss)              (.08)     (.06)      .05        .10         .06

    Net Gains (Losses) (both
     realized and unrealized)                (1.84)     4.04       .32       (.59)        .98
                                           ----------------------------------------------------

       Total from Investment
        Operations                           (1.92)     3.98       .37       (.49)       1.04
                                           ----------------------------------------------------

 Less Distributions:

    Dividends from Net Investment
     Income                                     --        --      (.06)      (.09)       (.08)

    Dividends in Excess of Net
     Investment Income                          --        --      (.04)        --          --

    Distributions from Net Realized
     Gains                                    (.88)     (.40)       --       (.23)       (.66)

    Tax Return of Capital                       --        --        --       (.02)         --
                                           ----------------------------------------------------

       Total Distributions                    (.88)     (.40)     (.10)      (.34)       (.74)
                                           ----------------------------------------------------

 Net Asset Value, End of Year          $     12.25     15.05     11.47      11.20       12.03
                                           ====================================================

 Total Return (a)                      %    (13.27)    35.18      3.74      (3.89)       8.92

 Net Assets, End of Year (in
  thousands)                           $    53,071    54,735    31,371     31,683      34,630

 Ratios to Average Net Assets:

    Expenses                           %      1.27      1.40      1.40       1.40        1.38

    Net Investment Income (Loss)       %      (.57)     (.56)      .63        .81         .55

    Expenses Without Waivers           %      1.37      1.51      1.71       1.64        1.55

    Net Investment Income (Loss)
     Without Waivers                   %      (.67)     (.67)      .32        .57         .38

 Portfolio Turnover Rate (excluding
  short-term securities)               %      37.3      37.8     169.0      103.9        45.0

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

72             FINANCIAL HIGHLIGHTS

VENTURE FUND

 FINANCIAL HIGHLIGHTS                                          CLASS B
                                                          Year Ended July 31
                                             '02       '01       '00       '99       '98
 Net Asset Value, Beginning of Year    $     14.77     11.36     11.11     11.94     11.71
                                           ------------------------------------------------

 Income from Investment Operations:

    Net Investment Income (Loss)              (.17)     (.16)     (.04)       --      (.02)

    Net Gains (Losses) (both
     realized and unrealized)                (1.82)     3.97       .32      (.58)      .92
                                           ------------------------------------------------

       Total from Investment
        Operations                           (1.99)     3.81       .28      (.58)      .90
                                           ------------------------------------------------

 Less Distributions:

    Dividends from Net Investment
     Income                                     --        --      (.02)     (.02)     (.01)

    Distributions from Net Realized
     Gains                                    (.88)     (.40)       --      (.23)     (.66)

    Dividends in Excess of Net
     Investment Income                          --        --      (.01)       --        --
                                           ------------------------------------------------

       Total Distributions                    (.88)     (.40)     (.03)     (.25)     (.67)
                                           ------------------------------------------------

 Net Asset Value, End of Year          $     11.90     14.77     11.36     11.11     11.94
                                           ================================================

 Total Return (a)                      %    (14.02)    34.01      2.89     (4.77)     7.65

 Net Assets, End of Year (in
  thousands)                           $     4,531     4,114     2,500     3,115     3,529
 Ratios to Average Net Assets:

    Expenses                           %      2.12      2.25      2.24      2.25      2.25

    Net Investment Income (Loss)       %     (1.42)    (1.41)     (.24)     (.04)     (.26)

    Expenses Without Waivers           %      2.12      2.26      2.45      2.36      2.25

    Net Investment Income (Loss)
     Without Waivers                   %     (1.42)    (1.42)     (.45)     (.15)     (.26)

 Portfolio Turnover Rate (excluding
  short-term securities)               %      37.3      37.8     169.0     103.9      45.0

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

                                                 FINANCIAL HIGHLIGHTS         73

VENTURE FUND

 FINANCIAL HIGHLIGHTS                                          CLASS C
                                                          Year Ended July 31
                                             '02       '01       '00       '99       '98
 Net Asset Value, Beginning of Year    $     14.83     11.41     11.15     11.98     11.71
                                           ------------------------------------------------

 Income from Investment Operations:

    Net Investment Income (Loss)              (.14)     (.15)     (.03)     (.01)     (.03)

    Net Gains (Losses) (both
     realized and unrealized)                (1.85)     3.98       .32      (.57)      .97
                                           ------------------------------------------------

       Total from Investment
        Operations                           (1.99)     3.83       .29      (.58)      .94
                                           ------------------------------------------------

 Less Distributions:

    Dividends from Net Investment
     Income                                     --        --      (.02)     (.02)     (.01)

    Distributions from Net Realized
     Gains                                    (.88)     (.40)       --      (.23)     (.66)

    Distributions in Excess of Net
     Investment Income                          --        --      (.01)       --        --
                                           ------------------------------------------------

       Total Distributions                    (.88)     (.40)     (.03)     (.25)     (.67)
                                           ------------------------------------------------

 Net Asset Value, End of Year          $     11.96     14.83     11.41     11.15     11.98
                                           ================================================

 Total Return (a)                      %    (13.96)    33.94      2.95     (4.81)     7.90

 Net Assets, End of Year (in
  thousands)                           $     1,477       479       273       467       702

 Ratios to Average Net Assets:

    Expenses                           %      2.12      2.25      2.24      2.25      2.25

    Net Investment Income (Loss)       %     (1.42)    (1.41)     (.24)     (.04)     (.26)

    Expenses Without Waivers           %      2.12      2.26      2.45      2.36      2.25

    Net Investment Income (Loss)
     Without Waivers                   %     (1.42)    (1.42)     (.45)     (.15)     (.26)

 Portfolio Turnover Rate (excluding
  short-term securities)               %      37.3      37.8     169.0     103.9      45.0

 (a) Total return figures presented for the periods stated above assume reinvestment of distributions and do not include the effects of sales charges.

74             FINANCIAL HIGHLIGHTS

                                                               OTHER INFORMATION

SERVICE PROVIDERS

INVESTMENT ADVISER

Advantus Capital Management, Inc.
400 Robert Street North
St. Paul, Minnesota 55101
(651) 665-3826

INVESTMENT SUB-ADVISERS

ENTERPRISE FUND
Credit Suisse Asset Management, LLC
466 Lexington Avenue
New York, New York 10017
(212) 832-2626

VENTURE FUND
State Street Research & Management Company
One Financial Center
Boston, Massachusetts 02111
(617) 357-1200

UNDERWRITER

Securian Financial Services, Inc.
400 Robert Street North
St. Paul, Minnesota 55101-2098
(651) 665-4833
(888) 237-1838

SHAREHOLDER AND ADMINISTRATIVE SERVICES AGENT

Advantus Shareholder Services
(a division of Minnesota Life Insurance Company)
(800) 665-6005

TRANSFER AGENT

PFPC Inc.
Advantus Funds Group
P.O. Box 9767
Providence, Rhode Island 02940-9767

CUSTODIAN

Wells Fargo Bank Minnesota
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

INDEPENDENT AUDITORS

KPMG LLP

GENERAL COUNSEL

Dorsey & Whitney LLP

INDEPENDENT LEGAL COUNSEL TO INDEPENDENT DIRECTORS

Faegre & Benson LLP

                                                    OTHER INFORMATION         75

                       This page is purposely left blank.

ADVANTUS FAMILY OF FUNDS
Each of the Funds is a member of the Advantus family of funds. The following is a brief description of the investment objectives, policies and practices of all the Advantus Funds.

BOND
----------------------------------------------------
High level of current income by investing primarily in high quality debt securities.
CORNERSTONE
----------------------------------------------------
Long-term growth through investing primarily in stocks of large capitalization companies deemed to be undervalued relative to their future earnings and growth potential. ENTERPRISE
----------------------------------------------------
Long-term growth through investing primarily in common stocks issued by small capitalization companies.
HORIZON
----------------------------------------------------
Long-term growth through investing primarily in common stocks issued by large capitalization companies.
INDEX 500
----------------------------------------------------
Investment results that correspond generally to the S&P 500 Index by investing a significant portion of its portfolio in common stocks included in the S&P 500 Index.*
INTERNATIONAL BALANCED
----------------------------------------------------
Total return through investing primarily in stocks and bonds of large and small companies located outside the U.S.
MONEY MARKET
----------------------------------------------------
High level of current income by investing primarily in money market securities.
MORTGAGE SECURITIES
----------------------------------------------------
High level of current income by investing primarily in mortgage-related securities.
REAL ESTATE SECURITIES
----------------------------------------------------
Total return through investing in real estate and
real-estate related securities.
SPECTRUM
----------------------------------------------------
Total return from a combination of income and capital appreciation through investing in a portfolio of stocks, debt securities and money market instruments.
VENTURE
----------------------------------------------------
Long-term growth through investing primarily in stocks of small capitalization companies deemed to be undervalued relative to their future earnings and growth potential.

An investment in any Advantus Fund will be subject to a variety of risks. As a result, an Advantus Fund may not always achieve its investment objective. You may obtain a prospectus for another Advantus Fund by calling the toll-free telephone number or writing to the address shown on the back cover of this prospectus under the caption "How to Obtain Additional Information". Read the prospectus carefully before you invest.
*"STANDARD & POOR'S-REGISTERED TRADEMARK-", "S&P 500-REGISTERED TRADEMARK-", "STANDARD & POOR'S 500", AND "500" ARE REGISTERED TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY ADVANTUS INDEX 500 FUND, INC. THE FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S AND STANDARD & POOR'S MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE FUND.

                                                    OTHER INFORMATION         77

SECURIAN FINANCIAL SERVICES, INC.                                   PRESORTED STANDARD
400 ROBERT STREET NORTH                                              U.S. POSTAGE PAID
ST. PAUL, MN 55101-2098                                                ST. PAUL, MN
                                                                      PERMIT NO. 3547
FORWARDING SERVICE REQUESTED

ADDITIONAL INFORMATION ABOUT THE FUNDS

The Funds' annual and semi-annual reports list portfolio holdings, and discuss recent market conditions, economic trends and investment strategies that affected the Funds during the latest fiscal year.

A Statement of Additional Information (SAI) provides further information about the Funds. The current SAI is on file with the Securities and Exchange Commission and is incorporated by reference (is legally part of this Prospectus).

HOW TO OBTAIN ADDITIONAL INFORMATION

The SAI and the Funds' annual and semi-annual reports are available without charge upon request. You may obtain additional information or make any inquiries:

By Telephone - Call (800) 665-6005

By Mail - Write to Advantus Funds Group, P.O. Box 9767, Providence, Rhode Island
          02940-9767

Web Site Address - www.advantusfunds.com

Information about the Funds (including the SAI and annual and semi-annual reports) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. (telephone 1-202-942-8090). This information and other reports about the Funds are also available on the SEC's World Wide Web site at http://www.sec.gov. Copies of this information may be obtained by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102 or obtained by electronic request to: publicinfo@sec.gov. You will be charged a duplicating fee for copies.

Investment Company Act No. 811-8586 (Cornerstone Fund)

Investment Company Act No. 811-8588 (Enterprise Fund)

Investment Company Act No. 811-4142 (Horizon Fund)

Investment Company Act No. 811-7815 (Index 500 Fund)

Investment Company Act No. 811-9139 (Real Estate Securities Fund)

Investment Company Act No. 811-7817 (Venture Fund)

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ADVANTUS-TM-
CAPITAL MANAGEMENT
-C-2002 Advantus Capital Management, Inc.
   All rights reserved.

F. 58125 11-2002